As filed with the Securities and Exchange Commission on August 18, 2016

Registration No. 333-212479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SolidX Bitcoin Trust

(Exact name of Registrant as specified in its charter)

New York	6221	[ ]
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Park Avenue

New York, New York 10166

(212) 273-9585

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Daniel H. Gallancy

Chief Executive Officer

SolidX Management LLC

200 Park Avenue

New York, New York 10166

(212) 273-9585

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Stuart M. Strauss, Esq.

Jeremy Senderowicz, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
SolidX Bitcoin Shares	[ ]	[ ]	$1,000,000	$100.70

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(d) under the Securities Act of 1933.
(2)	$100.70 was previously paid in the initial filing of the registration statement on Form S-1, filed on July 12, 2016.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 18, 2016

[            ],000 SolidX Bitcoin Shares

SOLIDX BITCOIN TRUST

The SolidX Bitcoin Trust (“Trust”) will issue SolidX Bitcoin Shares (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust will seek to provide shareholders with exposure to the daily change in the U.S. dollar price of bitcoin, before expenses and liabilities of the Trust, as measured by the TradeBlock XBX Index (“XBX”). The Trust is not actively managed.

The Trust’s assets will consist of bitcoin, an asset that can be transferred among parties via the Internet, but without the use of a central administrator or clearing agency. The Trust will occasionally hold cash for short periods in connection with the purchase and sale of bitcoin, and to pay Trust expenses.

SolidX Management LLC is the sponsor of the Trust (“Sponsor”). [●] is the trustee (“Trustee”). The Bank of New York Mellon is the administrator (“Administrator”) and the custodian, with respect to cash, (“Custodian”) of the Trust. The Sponsor is responsible for custody of the Trust’s bitcoin.

The Shares are issued by the Trust only in one or more blocks of 10,000 Shares, called a “Basket,” principally in exchange for cash. The Trust will issue and redeem Shares in Baskets to certain registered broker-dealers or other securities market participants who have entered into a contract with the Sponsor and Administrator (“Authorized Participants”) on an ongoing basis as described in “Creation and Redemption of Shares.” Baskets will be issued and redeemed on an ongoing basis at net asset value (“NAV”) on the day that an order to create a Basket is accepted by the Administrator.

Shares will be offered to the public from time to time at prices that will reflect, among other things, the price of bitcoin and the trading price of the Shares on NYSE Arca at the time of the offer. Prior to this offering, there has been no public market for the Shares. The Shares of the Trust are expected to be listed for trading, subject to notice of issuance, on NYSE Arca, Inc. (“NYSE Arca” or the “Exchange”), under the symbol “XBTC”. The market price of the Shares may be different from the NAV per Share.

Except when aggregated in Baskets, Shares are not redeemable securities.

THE SHARES ARE SPECULATIVE SECURITIES AND THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 11.

•    Bitcoin is a new technological innovation with a limited history. There is no assurance that usage of bitcoin will continue to grow. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of the Shares.

• Bitcoin trading prices are volatile and shareholders could lose all or substantially all of their investment in the Trust.

• Loss of the Trust’s bitcoin may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.	• Regulation of bitcoin continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus (“Prospectus”), or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). “Emerging growth company” does not mean the Trust is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy. However, the Trust will not take advantage of any exemptions or other relief provided to emerging growth companies under the JOBS Act. See “Emerging Growth Company Status.”

The Shares are neither interests in nor obligations of the Sponsor or the Trustee or any of their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

On [●], 2016, an initial purchaser, subject to conditions, deposited cash for the purchase of [●] initial Basket[s] totaling [●] Shares. Delivery of the initial Baskets will be made on or about the date of this Prospectus, upon condition of effectiveness of the related registration statement. The Trust received all proceeds from the offering of the initial Basket[s] in cash in an amount equal to the full price for the initial Basket[s].

	Per Share(1)			Per Basket
Public offering price for initial Baskets(2)	$	[●	]	$	[●]

(1)	The initial Basket[s] [were/was] created at a per share price equal to the value of [●]th of a bitcoin on the date of formation of the Trust.
(2)	The initial purchaser may receive commissions/fees from shareholders who purchase shares from the initial Basket[s] through their commission/fee-based brokerage accounts. The price per basket that will be paid in the future by the Authorized Participants may be different than the initial Basket price.

The date of this Prospectus is [            ], 2016.

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in asset prices and market conditions (for bitcoin and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “The Risks You Face.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor, nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor undertakes an obligation to publicly update or conform to actual results any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

-ii-

PROSPECTUS SUMMARY

The following is only a summary of this Prospectus and, while it contains material information about the Trust, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and that may be important to you. You should read this entire Prospectus, including “The Risks You Face” beginning on page 11, and the material incorporated by reference herein before making an investment decision about the Shares.

Bitcoin

A bitcoin is an asset that can be transferred among parties via the Internet, but without the use of a central administrator or clearing agency. Bitcoin with an upper case “B” describes the system as a whole (i.e., the network of computers running the software protocol underlying bitcoin involved in maintaining the database of bitcoin ownership and facilitating the transfer of bitcoin among parties). When written with a lower case “b”, the word bitcoin refers to the unit of account within the Bitcoin network. The Bitcoin network and the asset, bitcoin, are intrinsically linked and inseparable.

The Bitcoin network, which has existed since 2009, can be used both as a value transfer system (i.e. the transfer of bitcoin from one party to another) and for non-financial applications. Development of the Bitcoin network’s usage for non-financial applications has become increasingly prominent, including applications such as: asset title transfer, secure timestamping, counterfeit and fraud detection systems, secure document and contract signing, distributed cloud storage and identity management. As a mechanism purely for the transfer of value, the Bitcoin network has processed more than 100 million transactions since its inception. More than 100,000 merchants accept bitcoin for goods and services. To date, venture capitalists have invested more than $1 billion in businesses related to Bitcoin and the blockchain, the technology underlying the Bitcoin network.

The Trust

The Trust was formed pursuant to the Depositary Trust Agreement (“Trust Agreement”) on [●], 2016 under New York State law as the SolidX Bitcoin Trust (“Trust”). The Trust will issue common units of beneficial interest, or “Shares,” which represent units of fractional undivided beneficial interest in the Trust’s net assets. The Trust’s assets will consist of bitcoin, the unit of account within the Bitcoin network as described in the preceding paragraphs. The Trust will occasionally hold cash for short periods in connection with the Basket creation and redemption process, and to pay the Sponsor’s Management Fee and any Trust expenses and liabilities not assumed by the Sponsor.

The Shares provide shareholders with the opportunity to access the bitcoin market though a traditional brokerage account. The Sponsor believes that shareholders will be able to more effectively implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares than by purchasing, holding and trading bitcoin directly. The value of bitcoin will be reported on the Trust’s website daily as measured by the TradeBlock Bitcoin Index (“XBX”).

Shares are issued by the Trust only in blocks of 10,000 Shares called “Baskets” principally in exchange for cash from certain registered broker-dealers or other securities market participants (“Authorized Participants”). See “Creation and Redemption of Shares” for requirements to qualify as an Authorized Participant. Baskets will be redeemed by the Trust principally in exchange for the amount of cash corresponding to their redemption value. Baskets may also be created or redeemed partially or wholly in exchange for bitcoin at the discretion of the Sponsor if the Authorized Participant can convey bitcoin directly to the Trust. The Trust issues and redeems Baskets on an ongoing basis at net asset value (“NAV”) to Authorized Participants who have entered into a contract with the Sponsor and the Administrator (as described below).

Individual Shares will not be redeemed by the Trust, but are expected to be listed for trading, subject to notice at issuance, on NYSE Arca under the symbol “XBTC” The material terms of the Trust and the Shares are discussed in greater detail under the sections “Description of the Trust” and “Description of the Shares.” The Trust is not a registered investment company under the Investment Company Act of 1940, as amended (“1940 Act”), and is not required to register with the Securities and Exchange Commission thereunder.

Shareholders may purchase and sell Shares through traditional brokerage accounts. Secondary market purchases and sales of Shares are subject to customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

The market price of the Shares may not be identical to the NAV per Share. The intra-day indicative value per Share is based on the prior day’s final NAV per Share, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Trust’s bitcoin holdings, to provide a continuously updated indicative intra-day value per Share. The Trust is not involved in or responsible for the calculation or dissemination of the indicative intra-day value per Share and makes no warranty as to the accuracy of the indicative intra-day value per Share.

The Sponsor

The sponsor of the Trust is SolidX Management LLC (“Sponsor”), a Delaware limited liability company. The Shares are neither interests in nor obligations of, and are not guaranteed by, the Sponsor, its member(s), or any of its affiliates.

The Sponsor: (1) will select the Trustee, Administrator and Custodian; (2) will negotiate various agreements and fees for the Trust; (3) will develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Shares; (4) will maintain the Trust’s web site; (5) will buy and sell bitcoin with a view to causing the performance of the Trust to track that of the XBX, over time, before expenses and liabilities of the Trust; (6) will provide custody services relating to custody of the Trust’s bitcoin; and (7) will perform such other services as the Sponsor believes that the Trust may require.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NYSE Arca. The Sponsor generally oversees the performance of the Trustee and the Trust’s principal service providers, but does not exercise day-to-day oversight of the Administrator or such service providers. The Sponsor may remove the Administrator and appoint a successor trustee under certain circumstances. The Sponsor also has the right to direct the Administrator to appoint any new or additional custodian of the Trust’s property that the Sponsor selects.

The Sponsor may compensate its affiliates for providing marketing and other services to the Trust without any additional cost to the Trust. The Sponsor maintains a public website on behalf of the Trust, containing information about the Trust and the Shares. The Internet address of the Trust’s website is [●]. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this Prospectus.

The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: each of the Trustee’s and the Administrator’s monthly fee and out-of-pocket expenses; bitcoin storage fees; the Custodian’s fee; the marketing support fees and expenses; expenses reimbursable under the Custody Agreement; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees; and up to $100,000 per annum in legal expenses. The Sponsor will be responsible for paying the premiums associated with the bitcoin insurance that will be maintained by the Trust. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the Shares, including applicable SEC registration fees. See “The Sponsor,” “The Trust’s bitcoin Security System” and “The Trust’s bitcoin Insurance.”

The Trustee and Administrator

The Trustee is [●]. The Administrator is The Bank of New York Mellon. The Administrator is responsible for the day-to-day administration of the Trust. The Administrator’s responsibilities include: (1) valuing the Trust’s bitcoin and calculating the net asset value per share of the Trust; (2) supplying pricing information to the Sponsor for the Trust’s website; (3) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; (4) coordinating the processing of orders from Authorized Participants with the Custodian and The Depository Trust Company (“DTC”); and (5) receiving and reviewing reports on the custody of and transactions in cash from the Custodian and taking such other actions in connection with the custody of cash as the Sponsor instructs.

Custodial Arrangements

The Bank of New York Mellon is the custodian (the “Custodian”) of the cash held by the Trust and has entered into a Custody Agreement in connection therewith. The Sponsor will provide custody services relating to custody of the Trust’s bitcoin. See “The Custodian.”

Trust Objective

The Trust will seek to provide shareholders with exposure to the daily change in the U.S. dollar price of bitcoin, before expenses and liabilities of the Trust, as measured by the XBX. The Trust intends to achieve this objective by investing substantially all of its assets in bitcoin traded on various domestic and international bitcoin exchanges and over-the-counter (“OTC”) markets depending on liquidity and otherwise at the Sponsor’s discretion. The Trust will invest in bitcoin on a non-discretionary basis (i.e., without regard to whether the value of bitcoin is rising or falling over any particular period).

Bitcoin is an asset that is not issued by any government, bank or organization. A bitcoin is an asset that can be transferred among parties via the Internet, but without the use of a central administrator or clearing agency. The asset, bitcoin, is generally written with a lower case “b.” When written with an uppercase “B,” the word “Bitcoin” generally refers to the computers and software (or the protocol) involved in the transfer of bitcoin among users. The computers running Bitcoin software constitute the Bitcoin network. The asset, bitcoin, is the intrinsically linked unit of account that exists within the Bitcoin network.

The Bitcoin network records each bitcoin balance (i.e., the quantity of bitcoin) held by each user on a database referred to as the blockchain. Each transfer of bitcoin between users is known as a bitcoin transaction. Approximately every ten minutes, the Bitcoin network groups together new transactions into what are referred to as blocks. Transactions in each block refer to transactions in previous blocks, thereby growing the blockchain and enabling it to serve as a consistent database of all bitcoin transactions and balances. The blockchain’s record of transactions and balances provides a complete historical record of all activity within the Bitcoin network since Bitcoin’s inception in January 2009. Copies of the blockchain are stored on various computers participating in the Bitcoin network. The blockchain can be used for a variety of non-financial applications, but all uses involve the expenditure of some quantity of bitcoin. See “Bitcoin and the Bitcoin Industry.”

The Trust will be insured against loss or theft of bitcoin held by the Trust. The insurance will cover loss of bitcoin by, among other things, theft, destruction, bitcoin in transit, computer fraud (i.e., hacking attack), and other loss of numerical codes, known as “private keys,” which are necessary to access the bitcoin held by the Trust. See “The Trust’s bitcoin Insurance.”

Advantages of investing in the Shares include:

•	Ease and Flexibility of Investment. The Shares will trade on NYSE Arca and provide shareholders with indirect exposure to the price of bitcoin. The Shares may be bought and sold throughout the business day at real-time market prices on NYSE Arca like other exchange-listed securities. Shareholders will be able to purchase and sell Shares through traditional brokerage accounts.

•	Insurance. As noted above, the bitcoin held by the Trust will be insured against loss or theft of bitcoin.

•	Diversification. The correlation between bitcoin and global financial markets for equities, commodities and fixed income has, since bitcoin’s inception in 2009, generally been low, so the Shares may help to diversify an investment portfolio.

The Index

Schvey, Inc. d/b/a TradeBlock (“TradeBlock”) is the sponsor and calculation agent for the XBX.

The XBX is a real-time U.S. dollar-denominated composite reference rate for the price of bitcoin. The XBX calculates the intra-day price of bitcoin every second, including the closing price as of 4:00 p.m. E.T. The intra-day price and closing price are based on a methodology that consists of collecting and cleansing actual trade data from several bitcoin exchanges included within the index. To ensure that TradeBlock’s exchange selection process is impartial, TradeBlock implements a standardized eligibility framework that includes elements such as depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, and acceptance of U.S. dollar deposits. As of June 30, 2016, the eligible bitcoin exchanges selected by TradeBlock for inclusion in the XBX are Bitfinex, Bitstamp, Coinbase, itBit and OKCoin International. The logic utilized for the derivation of the daily closing index level for the XBX is intended to analyze actual bitcoin transactional data, verify and refine the data set, and yield an objective, fair-market value of one bitcoin as of 4:00 p.m. E.T. each weekday, priced in U.S. dollars. As discussed herein, the XBX intra-day price and the XBX closing price are collectively referred to as the XBX price, unless otherwise noted. TradeBlock’s XBX index has been in operation since July 2014.

The key elements of the algorithm underlying the XBX include:

•	Volume/Liquidity Weighting: Exchanges with greater liquidity receive a higher weighting in the XBX, increasing the ability to execute against the index in the underlying spot markets. Liquidity weighting also mitigates the impact of volume spikes during off-peak trading hours.

•	Price Variance Weighting: The XBX price reflects data points that are discretely weighted in proportion to their variance from contemporaneous pricing data reflected on the index’s constituent exchanges. As the price at a particular exchange diverges from the rest of the data points, its influence on the index consequently decreases.

•	Inactivity Adjustment: The algorithm penalizes stale ticks on any given exchange. If an exchange does not have recent trading data, its weighting is gradually reduced, until it is de-weighted entirely. Similarly, once activity resumes, the corresponding weighting for that constituent is gradually increased until it reaches the appropriate level.

•	Thin Order Books: The XBX minimizes the impact of thin order books and fluctuating prices, which provides a more stable and reliable benchmark for the price of bitcoin.

The XBX index calculation methodology and governance protocol are based on the principles established by the International Organization of Securities Commissions for financial benchmarks. TradeBlock conducts a quarterly review of the constituent exchanges and the algorithm used to calculate XBX prices and maintains a history of all updates. In the event of market stress or unresponsive input data from the constituent exchanges, the XBX algorithm will incorporate a minimum of one input to calculate a benchmark value. In the unlikely event of no input data from all constituent values, the index will default to the most recent value for which one or more inputs were present.

Pricing Information Available on NYSE Arca and Other Sources

The following table lists NYSE Arca symbols and their descriptions with respect to the Shares and the XBX:

Ticker	Description
XBTC	Market price per Share on NYSE Arca
[●]	Indicative intra-day value per Share
[●]	End of day NAV
[●]	Number of outstanding Shares

The intra-day data in the above table is published once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “XBTC”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share (symbol: “[●]”) will be published by NYSE Arca once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The most recent end-of-day NAV (symbol: “[●]”) will be published as of the close of business by market data vendors and available on the Sponsor’s website at [●], or any successor thereto, and will be published on the consolidated tape.

The number of outstanding Shares (symbol: “[●]”) will be published once every 15 seconds throughout the trading day and as of the close of business for NYSE Arca on the consolidated tape by market data vendors.

Any adjustments made to the XBX will be published on the TradeBlock website at https://tradeblock.com/markets/index/ or any successor thereto.

The intra-day levels and closing levels of the XBX are published by TradeBlock, and the intra-day values and closing NAV are published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in the Shares.

TradeBlock makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the XBX index for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by TradeBlock is for informational purposes only, not intended for trading purposes, and provided on an ”as is“ basis. TradeBlock does not warrant that the index information will be uninterrupted or error-free, or that defects will be corrected. TradeBlock also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Investors should undertake their own due diligence regarding securities and investment practices.

Summary Risk Factors

An investment in the Shares is speculative and involves a high degree of risk. There is no assurance the Trust will achieve its investment objective or avoid substantial losses. A potential shareholder should not invest in the Shares unless he or she can afford to lose the entire investment. Before investing in the Shares, a potential shareholder should be aware of the various risks of investing in the Trust, including those described below. Additional risks and uncertainties not presently known by the Trust or not presently deemed material by the Trust may also impair the Trust’s operations and performance. The summary risk factors set forth below are intended to highlight certain risks of investing in the Trust. A more extensive discussion of these risks appears beginning on page 11 in “The Risks You Face.”

•	Bitcoin is a new technological innovation with a limited history. There is no assurance that usage of bitcoin and the blockchain will continue to grow. A contraction in use of bitcoin or the blockchain may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of the Shares.

•	A decline in the adoption of bitcoin could negatively impact the performance of the Trust.

•	The loss or destruction of certain “private keys” (numerical codes required by the Trust to access its bitcoin) could prevent the Trust from accessing its bitcoin. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.

•	Bitcoin trading prices are volatile and shareholders could lose all or substantially all of their investment in the Trust.

•	Regulation of bitcoin continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin.

•	The Trust’s return may not match the performance of the price of bitcoin due to, among other factors, the Trust incurring operating expenses.

•	Sales of newly mined bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Shares.

•	The NAV of the Trust may not always correspond to the market price of the Shares and, as a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.

•	Disruptions at bitcoin exchanges and potential consequences of a bitcoin exchange’s failure could adversely affect an investment in the Shares.

•	The Trust’s bitcoin trading may subject the Trust to the risk of counterparty non-performance, potentially negatively impacting the market price of the Shares.

•	The Trust’s bitcoin insurance may be unavailable and may not protect the Trust against all losses and liabilities.

•	Shareholders of the Trust will be subject to taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions.

Principal Offices

The offices of the Trust and the Sponsor are located at 200 Park Avenue, New York, New York 10166 and the Trust’s telephone number is (212) 273-9585. The office of the Trustee is located at [●]. The offices of the Administrator and Custodian are located at 2 Hanson Place, Brooklyn, New York 11217.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act, and is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations that are not otherwise applicable to the Trust. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Trust is choosing to “opt out” of such extended transition period, and as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets will consist of cash and, in some instances, may consist partially or wholly of bitcoin. Cash proceeds will be received by the Custodian and transferred to the Sponsor to purchase bitcoin for the Trust. The Trust will hold the bitcoin purchased by the Sponsor on the Trust’s behalf, and the bitcoin received by the Trust from the issuance and sale of Baskets, until (1) bitcoin is sold for cash, which is distributed to Authorized Participants in connection with redemptions of Baskets, or (2) bitcoin is sold for cash to pay Trust expenses and liabilities not assumed by the Sponsor. See “Description of the Trust—Trust Expenses.”

NYSE Arca Symbol	XBTC

CUSIP	[●]

Creation and Redemption Authorized Participants

The Trust receives cash deposited with the Custodian only by Authorized Participants in exchange for the creation of “Baskets,” each equal to 10,000 Shares. Conversely, the Trust delivers cash in exchange for Baskets surrendered to it for redemption by Authorized Participants. The Trust issues and redeems Baskets on a continuous basis only to Authorized Participants. Baskets are only issued or redeemed in exchange for the amount of cash (and, potentially, in kind for bitcoin) determined by the Administrator on each day that NYSE Arca is open for regular trading based on the combined net asset value of the Shares included in the Baskets being created or redeemed. No Shares are issued unless the Custodian confirms that the Trust has been allocated the corresponding amount of cash.

The initial amount of cash required for deposit with the Trust to create Shares for the period beginning with the formation of the Trust and ending on the first day of trading of the Shares on the NYSE Arca was [●] per Basket.

Fees are assessed in connection with the creation and redemption of Baskets by Authorized Participants. See “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value means the total assets of the Trust including, but not limited to, all bitcoin and cash less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles.

The Administrator determines the net asset value of the Trust on each day that NYSE Arca is open for regular trading, as promptly as practical after 4:00 PM E.T. The net asset value of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s net asset value, the Administrator values the bitcoin held by the Trust based on the price set by XBX as of 4:00 p.m. E.T. (“XBX Price”). The Administrator also determines the net asset value per share. If on a day when the Trust’s net asset value is being calculated the XBX Price for that day is not available, the Administrator will value the bitcoin held by the Trust based on alternative means. See “Description of the Trust—Pricing Sources.”

Trust Fees and Expenses

The Trust’s only ordinary recurring operating expense is expected to be the Sponsor’s management fee of [●]% of the net asset value of the Trust (“Management Fee”). In exchange for the Management Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur as well as the costs of the insurance premiums related to the insurance policies on the Trust’s bitcoin.

The Sponsor’s Management Fee will accrue daily based on the prior business day’s net asset value and will be payable on a monthly basis in arrears. The Trust will sell bitcoin to raise cash to pay the Management Fee and other expenses not assumed by the Sponsor. At the Sponsor’s discretion, the Trust may pay the Sponsor’s Management Fee in bitcoin. See “Description of the Trust—Trust Expenses.”

Organization and Offering Expenses	The Sponsor will be responsible for paying all of the expenses incurred in connection with organizing the Trust as well as the expenses incurred in connection with the offering of the Trust’s Shares.

Extraordinary Fees and Expenses	The Trust will be responsible for paying, or for reimbursing the Sponsor or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Trust. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Insurance	The Sponsor will be responsible for paying the premiums associated with the insurance coverage for the bitcoin held by the Trust.

Tax Considerations	A shareholder will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Trust’s assets and directly receives that share of any Trust income and incurs that share of the Trust’s expenses. Shareholders of the Trust will be subject to taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions. Each delivery, transfer or sale of bitcoins by the Trust in connection with redemptions or to pay the Sponsor’s Management Fee or other expenses could be a taxable event to shareholders. See “Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “Purchases by Employee Benefit Plans.”

Suspension of Issuance, Transfers and Redemptions	The Sponsor may suspend the delivery or registration of transfers of Shares, or may refuse a particular deposit or transfer at any time, if the Sponsor considers it advisable or necessary for any reason. Redemptions by Authorized Participants of Shares may and, on the direction of the Sponsor, shall, be generally suspended or particularly rejected by the Administrator (1) during any period in which regular trading on NYSE Arca is suspended or restricted, or the NYSE Arca is closed, or (2) during an emergency as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable. See “Creation and Redemption of Shares—Rejection of purchase orders” and “Creation and Redemption of Shares—Suspension or rejection of redemption orders.”

Termination Events	The Trustee will terminate and liquidate the Trust if certain events occur. See “Description of the Trust—Termination of the Trust.”

Authorized Participants

Authorized Participants may create and redeem Baskets.

Each Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions; (2) be a participant in DTC; and (3) have entered into an agreement with the Administrator and the Sponsor (the Authorized Participant Agreement). The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets. A list of the current Authorized Participants can be obtained from the Administrator or the Sponsor.

Clearance and Settlement	The Shares will be evidenced by one or more global certificates that the Trust will issue to DTC. The Shares are issued only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Selling Commission	Shareholders may purchase and sell Shares through traditional brokerage accounts. Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from shareholder to shareholder. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY FINANCIAL CONDITION

As of the close of business on [●], 2016, the net asset value of the Trust, which represents the value of the bitcoin and cash deposited into and held by the Trust, was $ [●] and the net asset value per Share was $ [●].

THE RISKS YOU FACE

An investment in the Trust involves the risk of losing money. Consider the risks below as well as the rest of the information in this Prospectus before making an investment decision.

Risks Associated With Investing Directly or Indirectly in bitcoin

Bitcoin Has a Short History.

Bitcoin was invented in 2009: the asset, bitcoin, and its trading history thus have existed for a relatively short time, which limits a potential shareholder’s ability to evaluate an investment in the Trust.

The Volatility of the Price of bitcoin May Affect the Value of the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of bitcoin, as measured by the XBX, and the value of the Shares correlates directly to the value of the bitcoin held by the Trust, less the Trust’s fees and expenses. Speculators and investors who seek to profit from trading and holding bitcoin generate a significant portion of bitcoin demand. The Sponsor believes that bitcoin speculation regarding future appreciation in the value of bitcoin may inflate and make more volatile the price of a bitcoin as measured by the XBX. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation in the price of bitcoin. In the event the price of bitcoin declines, the value of the Shares would decline proportionately.

A Decline in the Adoption of Bitcoin Could Impact the Price of the Shares.

As a new asset and technological innovation, the Bitcoin industry is subject to a high degree of uncertainty. The adoption of bitcoin will require growth in its usage and in the blockchain, for various applications. Adoption of bitcoin will also require an accommodating regulatory environment. The Trust is not actively managed and will not have any strategy relating to the development of bitcoin and non-financial applications for the blockchain. A lack of expansion in usage of bitcoin and the blockchain could adversely affect an investment in the Shares.

In addition, there is no assurance that bitcoin will maintain its value over the long-term. The value of bitcoin is subject to risks related to its usage. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which would adversely impact the value of the Shares.

Sales of Newly Mined bitcoin May Cause the Price of bitcoin to Decline, Which Could Negatively Affect an Investment in the Shares.

Newly created bitcoin are generated through a process referred to as “mining,” and such bitcoin are referred to as “newly mined bitcoin” (see “Bitcoin and the Bitcoin Industry—bitcoin Mining and Transaction Fees”). If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and worsening profitability, thereby potentially causing even further selling pressure. Decreasing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

The Loss or Destruction of a Private Key Required to Access bitcoin may be Irreversible.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible for usage. The Trust safeguards and keeps private the private keys relating to its bitcoin holdings. Although the Trust maintains insurance (see “The Risks You Face—Insurance Related Risks”), to the extent the Trust’s private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access its bitcoin. Any such loss could adversely affect an investment in the Shares.

A Failure to Properly Monitor and Upgrade the Bitcoin Protocol by the Contributors of the Protocol Could Adversely Affect the Bitcoin Industry.

As discussed more fully below in “Bitcoin and the Bitcoin Industry,” the Bitcoin protocol runs on open source software that can be altered. The Bitcoin protocol could contain unknown flaws, which, upon detection by a malicious actor, could be used to damage the Bitcoin network. To the extent that software developers involved in maintaining the bitcoin protocol are unable to address potential flaws in the Bitcoin protocol adequately and in a timely manner, the Bitcoin industry may be adversely affected and any such result could adversely affect an investment in the Shares.

A Temporary or Permanent Blockchain “Fork” Could Adversely Affect an Investment in the Shares.

The Bitcoin software and protocol are open source. Any user can download the software, modify it and then propose that Bitcoin users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin network (and the blockchain), with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the Bitcoin network running in parallel, but with each version’s bitcoin (the asset) lacking interchangeability. Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Although chain forks would likely be addressed by community-led efforts to merge the two chains (and in fact, several prior historical forks have been so merged), such a fork could adversely affect Bitcoin’s viability. A Bitcoin fork could adversely affect an investment in the Shares or the ability of the Trust to operate.

A Disruption of the Internet May Affect Bitcoin Operations, Which May Adversely Affect the Bitcoin Industry and an Investment in the Shares.

The Bitcoin network’s functionality relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could prevent the Bitcoin network’s functionality and operations until the Internet disruption is resolved. An Internet disruption could adversely affect an investment in the Shares or the ability of the Trust to operate.

An Actor Capable of Gaining Control In Excess of 50 Percent of the Transaction Confirmation Processing Power Could Manipulate the Blockchain and Adversely Affect the Bitcoin Industry.

The process of bitcoin mining adds new blocks to the blockchain. Blocks are sets of bitcoin transactions (i.e., records of transfers of bitcoin among users) and the blockchain is the database of all bitcoin transactions. The blockchain is stored and updated by computers participating in the Bitcoin network. Through the bitcoin mining process, unconfirmed bitcoin transactions are validated and grouped into a new block, which is then added to the blockchain (relatedly, bitcoin mining is the process by which new bitcoin are created). Bitcoin transactions can only be confirmed via the mining process, which makes mining a crucial component of the Bitcoin network.

The Bitcoin protocol is designed to work properly so long as no bitcoin miner has more than 50 percent of mining processing power in operation on the Bitcoin network. If a malicious actor obtains more than 50 percent of the processing power dedicated to mining, the malicious actor may be able to prevent transactions from being confirmed or change the date and time at which transactions are confirmed.

By possessing more than 50 percent of mining processing capacity, and thus having the majority of block creation power, a malicious actor might be able to create a fictional version of the blockchain database, in an attempt to modify the historical transaction record in the blockchain. By virtue of the fact that newer transactions in newer blocks in the blockchain refer to older transactions in prior blocks, the blockchain provides a historical record of all bitcoin transactions. A modification of the historical record could be used to trick Bitcoin users regarding the confirmation status of their transactions. A user may believe that he or she has already received a quantity of bitcoin in a confirmed transaction, but the malicious actor could, in essence, undo the transaction by changing the historical record. The victimized user(s) would later discover the bitcoin they thought to have received had, in fact, gone to another recipient. The perpetuation of changes to the historical transaction record would be detrimental to the Bitcoin network and adversely affect an investment in the Shares.

In addition, a reduction in the aggregate processing power expended by Bitcoin miners could increase the likelihood of a malicious actor obtaining control in excess of 50 percent of the mining processing power, potentially permitting such actor to manipulate the blockchain. To the extent such a malicious actor does not yield its majority control of the processing power or the Bitcoin community does not reject the blocks produced by the malicious actor, reversing any changes made to the blockchain may not be possible. Such changes could adversely affect an investment in the Shares or the ability of the Trust to operate.

Entities Engaged in the Mining Process Could be Coerced Into Acting in a Manner Detrimental to the Bitcoin Network.

If a nation state or other large and well-capitalized entity wanted to damage the Bitcoin network, an attack could be attempted on bitcoin miners. The attacking entity could attempt to coerce, by legal or illegal means, bitcoin miners who, in the aggregate, control more than 50 percent of the bitcoin mining capacity into manipulating the blockchain in a manner detrimental to the Bitcoin network. Such an attack could adversely affect an investment in the Shares or the ability of the Trust to operate.

A Well-Capitalized Entity Could Create Large Amounts of Mining Processing Power as a Means of Acting in a Manner Detrimental to the Bitcoin Network.

If a nation state or other large and well-capitalized entity wanted to damage the Bitcoin network, the entity could attempt to create, either from scratch or via large-scale purchases, a massive amount of mining processing power. If the entity were to create an amount of mining processing power in excess of 50 percent of the aggregate mining processing power, the entity could attempt to manipulate the blockchain in a manner detrimental to the Bitcoin network. Such an attack could adversely affect an investment in the Shares or the ability of the Trust to operate.

Miners May Cease Expanding Processing Power to Create Blocks and Verify Transactions if They Are Not Adequately Compensated, Which May Adversely Affect an Investment in the Shares or the Ability of the Trust to Operate.

Miners generate revenue from both newly created bitcoin (known as the “block reward”) and from fees taken upon verification of transactions. If the aggregate revenue from transaction fees and the block reward is below a miner’s cost, the miner may cease operations. An acute cessation of mining operations would reduce the collective processing power on the blockchain, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50 percent of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact an investment in the Shares or the ability of the Trust to operate.

Miners Could Act in Collusion to Raise Transaction Fees, Which May Adversely Affect the Usage of the Bitcoin Network.

Bitcoin miners, functioning in their transaction confirmation capacity, collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions (see “Bitcoin and the Bitcoin Industry—bitcoin Mining and Transaction Fees”). If miners collude in an anticompetitive manner to reject low transaction fees, then Bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact the attractiveness of the Bitcoin network and may adversely impact an investment in the Shares or the ability of the Trust to operate.

The Incentive for Miners to Continue to Contribute Processing Power to the Blockchain Will Transition to Transaction Verification Fees as Block Rewards Decrease. Higher Transaction Verification Fees May Negatively Impact Demand for bitcoin, Which May Adversely Affect the Price of bitcoin and an Investment in the Shares.

The block reward will decrease over time. In the summer of 2020, the block reward will reduce from 12.5 to 6.25 bitcoin, and to 3.125 bitcoin in 2024. As the block reward continues to decrease over time, the mining incentive structure will transition to a higher reliance on transaction verification fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction verification fees become too high, the marketplace may be reluctant to use bitcoin. Decreased demand for bitcoin may adversely affect its price, which may adversely affect an investment in the Shares.

Any Widespread Delays in Recording bitcoin Transactions Could Result in a Loss of Confidence in Bitcoin, Which Could Adversely Impact an Investment in the Shares.

To the extent that bitcoin miners cease to record transactions in newly created blocks, such transactions will not be recorded on the blockchain. In a newly formed block, miners can include as few as zero transactions (e.g., an “empty block”) or as many as several thousand transactions. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in newly created blocks. However, to the extent that any such incentives arise, actions of miners creating a significant number of empty blocks could delay the recording and confirmation of transactions on the blockchain. Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater risk of fraudulent activity, and a loss of confidence in Bitcoin, which could adversely impact an investment in the Shares or the ability of the Trust to operate.

It is Possible that a Small Group of Early bitcoin Adopters Control Large Amounts of Existing bitcoin. To the Extent these Individuals Sell their bitcoin, the Price of bitcoin May Decline.

There is no registry showing which individuals or entities own bitcoin or the quantity of bitcoin owned by any particular person or entity. It is possibly, and in fact, reasonably likely, that a small group of early bitcoin adopters hold a significant proportion of the bitcoin that has thus far been created. There are no regulations in place that would prevent a large holder of bitcoin from selling their bitcoin. Such bitcoin sales may adversely affect the price of bitcoin and an investment in the Shares.

A Successful Competitor to Bitcoin May Negatively Impact the Price of bitcoin and Adversely Affect an Investment in the Shares.

Bitcoin currently enjoys a first-mover advantage, with the largest user base, technological adoption, infrastructure development and dedicated transaction confirmation power (i.e., computing power dedicated to bitcoin mining) among its competitors. Having a large amount of dedicated computing power for mining results in greater user confidence regarding the security and long-term stability of the Bitcoin network and the blockchain. As a result, the advantage of more users and miners makes Bitcoin increasingly secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens its first-to-market advantage. There are numerous Bitcoin competitors, however, referred to as “altcoins.” To the extent an altcoin gains in popularity and greater market share, the use and price of bitcoin could be negatively impacted, which may adversely affect an investment in the Shares. Similarly, bitcoin or the price of bitcoin could be negatively impacted by competition from incumbents in the credit card and payments industries, which may adversely affect an investment in the Shares.

An Investment in the Shares May Be Adversely Affected By Competition From Other Methods of Investing in bitcoin.

The Trust will compete with direct investments in bitcoin and other potential financial vehicles, possibly including other securities backed by or linked to bitcoin and exchange traded products similar to the Shares. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoin directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

Large-Scale Sales of bitcoin, Including as a Result of Political or Economic Crisis, May Adversely Affect An Investment in the Shares.

Political or economic events, either domestically or in foreign jurisdictions, may motivate large-scale buys or sales of bitcoin. Large-scale bitcoin sales may result in a decline in the price of bitcoin, which may adversely affect an investment in the Shares.

Market Related Risks

The Trust is Subject to Market Risk.

Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust’s Shares is subject to market risk, including the possible loss of the entire principal of the investment.

NAV May Not Always Correspond to the Market Price of bitcoin and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price of a Basket may be different from the NAV of a Basket (i.e., Shares may trade at a premium over, or a discount to, the NAV of a Basket) and similarly the public trading price per Share may be different from the NAV. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin, including as reflected on the XBX. Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants or their clients may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor believes that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers should cause the public trading price of the Shares to track NAV closely over time; however, there can be no assurance that this will be the case.

To the extent the Sponsor permits Authorized Participants to create and redeem Baskets in kind, Authorized Participants may purchase bitcoin for Basket creation or sell bitcoin from Basket redemptions on public or private markets not included among the constituent bitcoin exchanges of the XBX, and such transactions may take place at prices materially higher or lower than the XBX spot price. Furthermore, while the XBX provides a spot price based on the price of bitcoin on the XBX’s constituent bitcoin exchanges at any given time, the prices on each such bitcoin exchange may not be equal to the value of a bitcoin as represented by the XBX. It is possible that the price of bitcoin on the bitcoin exchange(s) used by an Authorized Participant could be materially higher or lower than the XBX representation of the bitcoin market price. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of bitcoin. To the extent such prices differ materially from the XBX spot price, the price of the Shares may no longer track, whether temporarily or over time, the XBX spot price, which could adversely impact an investment in the Trust by reducing shareholders’ confidence in the Shares’ ability to track the market price of bitcoin and the XBX spot price.

The following chart reflects the average, median and maximum price variances between the price of bitcoin as reflected by the XBX and the spot price of bitcoin on Bitfinex, Bitstamp, Coinbase, itBit, OKCoin International and BTC-e for the period July 2014, through July 2016:

Exchange	Average	Median	Maximum
Bitfinex	0.17%	0.10%	2.11%
Bitstamp	0.26%	0.15%	6.74%
Coinbase	0.23%	0.14%	2.15%
itBit	0.29%	0.11%	2.10%
OKCoin International	0.20%	0.13%	1.37%
BTC-e	1.26%	1.07%	8.38%

Suspension or Disruptions of Market Trading May Adversely Affect the Value of Shares.

The Shares will be listed and traded on NYSE Arca. Trading in Shares may be halted due to market conditions, or in light of NYSE Arca rules and procedures, for reasons that, in view of NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specific period based on a specific market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The Lack of Active Trading Markets For the Shares of the Trust May Result in Losses on an Investment in the Trust at the Time of Disposition of Shares.

Although the Shares will be listed and traded on NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or will be maintained. Even if an active trading market does develop, it may not provide significant liquidity, and the Shares may not trade at prices advantageous to shareholders. If a shareholder wishes to sell Shares at a time when no active market for such Shares exists, the price received for the Shares (assuming that the shareholder is able to sell them) likely will be lower than the price a shareholder would receive if an active market did exist and, accordingly, the shareholder may suffer significant losses.

Shareholders That Are Not Authorized Participants May Only Purchase or Sell Their Shares in Secondary Trading Markets, and the Conditions Associated With Trading in Secondary Markets May Adversely Affect Shareholders’ Investment in the Shares.

Only Authorized Participants may create or redeem Baskets at a price equal to the NAV of a Basket. In addition to creating or redeeming Baskets directly with the Trust, Authorized Participants may also buy or sell Shares through the secondary market at market prices. In contrast, ordinary shareholders who are not Authorized Participants are limited to secondary market transactions at market prices. Because ordinary shareholders who are not Authorized Participants may not create or redeem Baskets, these shareholders do not have identical arbitrage opportunities that are available to Authorized Participants, and therefore, ordinary shareholders who are not Authorized Participants are subject to the state of the secondary market at the time of a transaction. Ordinary shareholders who are not Authorized Participants may be required to conduct a transaction on the secondary market when conditions are adverse to a shareholder’s interests, such as when the market price for Shares is lower than the NAV per Share and the ordinary shareholder seeks to sell Shares.

The Trust’s Acquisition and Sale of bitcoin May Impact the Supply and Demand of bitcoin, Which May Have a Negative Impact on the Price of the Shares.

If the number of bitcoin acquired by the Trust is large enough relative to global bitcoin supply and demand, further creations and redemptions of Shares could have an impact on the supply of and demand for bitcoin in a manner unrelated to other factors affecting the global market for bitcoin. Such an impact could affect the XBX, which would directly affect the price at which Shares are traded on the NYSE Arca or the price of future Baskets created or redeemed by the Trust.

A Possible “Short Squeeze” Due to a Sudden Increase in Demand for the Shares that Largely Exceeds Supply May Lead to Price Volatility in the Shares.

Bitcoin price speculation may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), shareholders with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoin.

The Trust’s Buying and Selling Activity Associated With the Creation and Redemption of Baskets May Adversely Affect an Investment in the Shares.

The Trust’s purchase of bitcoin in connection with Basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when baskets are created. The market price of bitcoin may therefore decline immediately after Baskets are created. Selling activity associated with sales of bitcoin from the Trust in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants. If the XBX spot price declines, the trading price of the Shares will generally also decline.

The Inability of Authorized Participants and Market Makers to Hedge Their bitcoin Exposure May Adversely Affect an Investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the NAV of the Trust and an investment in the Shares.

Difficulties or Limitations in the Processes of Creation and Redemption of Baskets May Interfere with Opportunities for Arbitrage Transactions Intended to Keep the Price of the Shares Closely Linked to the XBX Spot Price, Which May Adversely Affect an Investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the XBX spot price and may fall.

In addition, the Administrator or Sponsor may postpone, suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are postponed, suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the underlying bitcoin, as measured using the XBX spot price. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the XBX spot price and may fall.

Risk Factors Related to bitcoin Exchanges

Disruptions at bitcoin Exchanges and Potential Consequences of a bitcoin Exchange’s Failure Could Adversely Affect an Investment in the Shares.

Bitcoin exchanges operate websites on which users can trade bitcoin for U.S. dollars and other government currencies. Trades on bitcoin exchanges are unrelated to transfers of bitcoin between users via the Bitcoin network. Bitcoin trades on exchanges are recorded on the exchange’s internal ledger only, and each internal ledger entry for a trade will correspond to an entry for an offsetting trade in U.S. dollars or other government currency. To sell bitcoin on a bitcoin exchange, a user will transfer bitcoin (using the Bitcoin network) from him or herself to the bitcoin exchange. Conversely, to buy bitcoin on a bitcoin exchange, a user will transfer U.S. dollars or other government currency to the bitcoin exchange. After completing the transfer of bitcoin or U.S. dollars, the user will execute his or her trade and withdraw either the bitcoin (using the Bitcoin network) or the U.S. dollars back to the user. Bitcoin exchanges are an important part of the Bitcoin industry.

Bitcoin exchanges have a limited history. Since 2009, several bitcoin exchanges have been closed or experienced disruptions due to fraud, failure, security breaches or distributed denial of service attacks a/k/a “DDoS Attacks.” In many of these instances, the customers of such exchanges were not compensated or made whole for the partial or complete losses of their funds held at the exchanges. In 2014, the largest bitcoin exchange at the time, Mt. Gox, filed for bankruptcy in Japan amid reports the exchange lost up to 850,000 bitcoin, valued then at over $450 million. Bitcoin exchanges are also appealing targets for hackers and malware. In August 2016, Bitfinex, an exchange located in Hong Kong, reported a security breach that resulted in the theft of approximately 120,000 bitcoin valued at the time at approximately $65 million, a loss which was allocated to all Bitfinex account holders (rather than just specified holders whose wallets were affected directly), regardless of whether the account holder held bitcoin or cash in their account. The potential for instability of bitcoin exchanges and the closure or temporary shutdown of exchanges due to fraud, business failure, hackers, DDoS or malware, or government-mandated regulation may reduce confidence in Bitcoin, which may result in greater volatility in the XBX. In addition, the closure or temporary shutdown of a bitcoin exchange comprising the XBX may result in a loss of confidence in the Trust’s ability to determine NAV, which may adversely affect an investment in the Shares.

The Price of bitcoin on bitcoin Exchanges Can Be Volatile and Can Adversely Affect an Investment in the Shares.

The XBX has a limited history. The intra-day price reflects price data sourced from various market data providers. The closing price is based on a methodology that consists of parsing and cleansing actual traded price data from several bitcoin exchanges chosen by TradeBlock. TradeBlock selects which bitcoin exchanges to include in the XBX based on factors determined by TradeBlock. The price of bitcoin on bitcoin exchanges has a limited history. As of June 30, 2016, the eligible bitcoin exchanges selected by TradeBlock include Bitfinex, Bitstamp, Coinbase, itBit and OKCoin International. The XBX will be calculated on an ongoing basis and published to the NYSE Global Index Feed and made available on a number of market data vendors. The calculation of the XBX as of 4:00 p.m. E.T. on each NYSE Arca trading day will be used for the calculation of the Trust’s NAV.

Despite efforts to ensure accurate pricing as per the index methodology, the XBX, and the price of bitcoin generally, remains subject to volatility experienced by the bitcoin exchanges. Such volatility can adversely affect an investment in the Shares.

Momentum Pricing of bitcoin May Subject the XBX Spot Price to Greater Volatility and Adversely Affect an Investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making more volatile the value of a bitcoin as represented by the XBX. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation in the XBX spot price, which could adversely affect an investment in the Shares.

Risk Factors Related to the XBX

The XBX Methodology May Not Produce the Intended Results.

No assurance can be given that the methodology of the XBX will achieve its goals of tracking the performance of the price of bitcoin.

Shareholders Have No Rights Against TradeBlock

Although TradeBlock may make certain decisions that may negatively affect the existence of the XBX or the performance of the XBX, shareholders will have no rights against TradeBlock. TradeBlock has no obligations relating to this offering or to the shareholders.

TradeBlock Has No Obligation to Consider a Shareholder’s Interests in Calculating or Revising the XBX.

TradeBlock calculates and maintains the XBX. TradeBlock may add, eliminate or substitute the bitcoin exchanges underlying the index or make other methodological changes that may change the weight of a bitcoin exchange comprising the index. TradeBlock is entitled to exercise limited discretion in relation to the XBX, including, but not limited to, calculating the index levels should an extraordinary event (as provided by the XBX rules) occur. Although TradeBlock is required to make its determinations in good faith, it should be noted that its policies and judgments may have an impact, positive or negative, on the index levels, and in turn, the value of the Shares. Additionally, TradeBlock may alter, discontinue or suspend calculation or dissemination of a bitcoin exchange comprising the index. Any of these actions could adversely affect the value of the Shares. TradeBlock does not have any obligation to take the needs or interests of any parties to transactions involving Shares, including the shareholders, into consideration in taking any such action.

Non-Concurrent Trading Hours Between NYSE Arca and the Various bitcoin Exchanges Comprising the XBX May Impact the Value of an Investment in the Shares.

The value of the Shares may be influenced by non-concurrent trading hours between NYSE Arca and the various bitcoin exchanges comprising the XBX, all of which operate 24 hours. As a result, there will be periods when the NYSE Arca is closed and the bitcoin exchanges continue to trade. Significant changes in the price of bitcoin on exchanges could result in a difference in performance between the value of bitcoin as measured by XBX and the most recent NAV per Share or closing trading price. To the extent bitcoin prices on exchanges move negatively during hours when the NYSE Arca is closed, trading prices on the NYSE Arca may “gap” down at market open, and shareholders may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market. The non-concurrent trading hours also may result in trading spreads and the resulting premium or discount on the Shares widening, increasing the difference between the price of the Shares and the NAV of such Shares.

Historical Performance of the XBX Is Not a Guide to the Future Performance of the Trust.

The XBX launched in April, 2014. Past performance of the XBX is limited and not necessarily indicative of the future performance of the XBX. As the Shares of the Trust are designed to reflect as closely as possible the changes, whether positive or negative, in the levels of the XBX, past performance of the XBX is not necessarily indicative of the future performance of the Trust. There can be no guarantee that the performance of the XBX will be positive over any period of time.

The Trust’s Performance May Not Always Track the XBX.

The Trust’s returns may not match the return of the XBX due to, among other things, disruptions on the bitcoin exchanges comprising the XBX. In addition, the Trust may not replicate exactly the performance of the XBX due to, among other factors, operating expenses incurred by the Trust and an inability to be fully exposed to bitcoin as a result of cash inflows and cash reserves to meet redemptions.

The XBX May be Affected by the Sale of Other Exchange Traded Products Tracking the Price of bitcoin.

To the extent exchange traded products other than the Trust tracking the price of bitcoin are formed and represent a significant proportion of demand for bitcoin, large redemptions of the securities of these exchange traded products or private funds holding bitcoin, could negatively affect the XBX and the price and NAV of the Shares.

Operating Risks of the Trust

As the Sponsor and its Management Have No History of Operating an Investment Vehicle Like the Trust, Their Experience May Be Inadequate or Unsuitable to Manage the Trust.

The Sponsor was formed to be the Sponsor of the Trust and has no history of past performance in managing investment vehicles like the Trust. The past performances of the Sponsor’s management in other positions are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The Trust Has No Performance History.

The Trust has no operating history. Therefore, a potential shareholder has no performance history, in addition to the historical price of bitcoin, to serve as a factor in evaluating an investment in the Trust.

The Shares of the Trust are New Securities and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Trust. Consequently, there may be unanticipated problems or issues with respect to the mechanisms of the operations of the Trust and the trading of the Shares, which could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

Fees and Expenses are Charged Regardless of Profitability and May Result in Depletion of Assets.

Shareholders in the Trust will pay fees in connection with their investment in Shares, including the Management Fee of [●]% per annum. The Sponsor will pay the insurance premiums, routine operational, administrative and other ordinary fees and expenses of the Trust. The Sponsor will also pay additional fees and expenses. Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from shareholder to shareholder. A shareholder may never achieve profits, significant or otherwise, by investing in the Trust. In addition, extraordinary expenses resulting from unanticipated events may become payable by the Trust, which may adversely affect the Shares.

Possibility of Termination of the Trust May Adversely Affect a Shareholder’s Portfolio.

The Sponsor may withdraw from the Trust upon [120] days’ notice, which would cause the Trust to terminate unless a substitute Sponsor were obtained. Owners of [75]% of the Shares have the power to terminate the Trust. If this power is so exercised, shareholders who may wish to continue to invest in bitcoin through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. Such detrimental developments could cause a shareholder to liquidate its investments and upset the overall maturity and timing of its investment portfolio.

The Administrator is Solely Responsible for Determining the Value of the bitcoin Held by the Trust, and Any Errors, Discontinuance or Changes in Such Valuation Calculations May Have an Adverse Effect on the Value of the Shares.

The Administrator will determine the NAV of the Trust and the NAV per Share on a daily basis as soon as practicable after 4:00 p.m. E.T. on each day the Shares trade on the NYSE Arca. The Administrator’s determination is made based on the price set by the XBX or an alternative approach consistent with the Trust’s valuation procedures described in “Description of the Trust—Valuation of bitcoin and Computation of Net Asset Value.” To the extent that such NAV or NAV per Share is incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Shareholders May Be Adversely Affected by Redemption Orders That Are Subject to Postponement, Suspension or Rejection Under Certain Circumstances.

The Trust may, in its discretion, suspend the right of redemption or postpone the redemption settlement date (i) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable or (ii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Trust. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming

Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Trust declines during the period of delay. The Trust disclaims any liability for any loss or damage that may result from any such suspension or postponement.

Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Trust will be subject to actual and potential conflicts of interest involving the Sponsor. The Sponsor, its principals and employees, all of whom may be engaged in other investment activities, are not required to devote substantially all of their time to the business of the Trust, which presents the potential for numerous conflicts of interests. These persons may be directors, officers or employees of other entities. They could have a conflict between their responsibilities to the Trust and to those other entities. As a result of these and other relationships, parties involved with the Trust may have a financial incentive to act in a manner other than in the best interests of the Trust and its shareholders. In addition, the Sponsor’s principals and employees may trade bitcoin for their own accounts. A conflict of interest may exist if their trades are in the same markets and at the same time as the Trust trades. Such trading by the Sponsor’s principals and employees may increase competition for bitcoin pursued by the Trust, thereby making it more difficult for the Trust to buy and sell bitcoin at favorable prices. A potential conflict also may occur if the Sponsor’s principals and employees trade their bitcoin more aggressively or take positions in bitcoin that are opposite, or ahead of, the positions taken by the Trust.

Principals and employees of the Sponsor and the Sponsor’s affiliates have direct investments in bitcoin, and may invest in and trade bitcoin without regard to the interests of the Trust or its shareholders. Any such trading, including principals and employees of the Sponsor and the Sponsor’s affiliates trading in the Shares, may impact the price of the Shares.

The Sponsor has sole authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests and in conflict with the best interests of the shareholders. Brokers acting on behalf of shareholders in the Trust’s sale of Shares are also subject to conflicts of interest. The compensation received by brokers gives them an incentive to promote the sale of Shares as well as to discourage redemptions, which may not be in the best interests of shareholders.

The Sponsor has not established formal procedures to resolve all conflicts of interest and, as a result, the Sponsor could resolve a potential conflict in a manner that is not in the best interest of the Trust or the shareholders. Consequently, shareholders may be dependent on the good faith of the respective parties subject to such conflicts to act in the shareholders’ best interest. Although the Sponsor attempts to monitor all of these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

As a Shareholder, You Will Not Have the Rights Normally Associated With Ownership of Shares of Other Types of Investment Vehicles. For Example, You Will Have Extremely Limited Voting Rights in Comparison to Those of Shareholders in Traditional Operating Companies.

The Trust is a passive investment vehicle with no management and no board of directors. Thus, the Shares are not entitled to the same rights as shares issued by a corporation operating a business enterprise with management and a board of directors. By acquiring Shares, you are not acquiring the right to elect directors, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares, such as the right to bring “oppression” or “derivative” actions. You will only have the extremely limited rights described under “Description of the Shares.”

The Value of the Shares Will be Adversely Affected if the Trust is Required to Indemnify the Sponsor, the Trustee, the Administrator or the Custodian as Contemplated in the Trust Agreement and the Custody Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. Similarly, the Custody Agreement provides for indemnification of the Custodian by the Trust under certain circumstances. That means that it may be necessary to sell assets of the Trust to cover losses or liability suffered by the Sponsor, the Trustee or the Custodian. Any sale of that kind would reduce the net asset value of the Trust and the NAV of the Shares.

The Liquidity of the Shares May Be Affected by the Withdrawal from Participation of Authorized Participants, Potentially Negatively Impacting the Market Price of the Shares.

In the event that one or more Authorized Participants that have substantial interests in the Shares cease to act as Authorized Participants with respect to the Trust, this could adversely affect the correlation between the market price and NAV of the Shares. This may affect the liquidity of the Shares, which may potentially negatively impact the market price of Shares.

The Trust’s bitcoin Trading May Subject the Trust to the Risk of Counterparty Non-Performance, Potentially Negatively Impacting the Market Price of the Shares.

For its trading needs, the Trust intends to buy bitcoin from and sell bitcoin to both bitcoin exchanges and OTC trading counterparties; the Trust intends to trade bitcoin in large orders primarily through bitcoin exchanges and OTC trading counterparties. The Trust will maintain delivery versus payment (“DVP”) and receive versus payment (“RVP”) terms with its bitcoin exchange and OTC trading counterparties to reduce counterparty risk. See “Bitcoin and the Bitcoin Industry—bitcoin Exchange Market” and “Bitcoin and the Bitcoin Industry—OTC bitcoin Trading.” Nevertheless, to the extent a bitcoin exchange or OTC trading counterparty fails to perform, either by failing to deliver bitcoin when the Trust buys bitcoin, or by failing to deliver U.S. dollars when the Trust sells bitcoin, the Trust may not be able to create or redeem Shares, respectively. This exposes the Trust to the risk that a bitcoin exchange or OTC counterparty will not settle a transaction in accordance with its terms and conditions, thus causing the Trust to suffer a loss. Therefore, the Trust faces the risk of trade failure and non-performance by bitcoin exchanges and OTC counterparties and such non-performance may cause some or all of the Trust’s trades, if any, to be unrealized.

Furthermore, while the Sponsor expects that most of its bitcoin trading with exchanges and OTC counterparties on behalf of the Trust will occur pursuant to the DVP and RVP arrangements described above, the Sponsor may also enter into collateral arrangements with certain bitcoin exchanges and OTC counterparties where DVP and RVP arrangements are not practicable. Such collateral arrangements require the Sponsor, out of its own assets, and the bitcoin exchange and/or OTC counterparty to open and maintain collateral deposit accounts with a bank or similar financial intermediary for the purpose of collateralizing pending bitcoin transactions effected by the Sponsor on behalf of the Trust and the bitcoin exchange and/or OTC counterparty. The collateral posted pursuant to such arrangements would be cash. The Trust would not pledge (or receive) collateral pursuant to these arrangements and the Sponsor would bear any exchange counterparty risk. A default of an exchange or OTC counterparty under such arrangement would have no greater impact on the Trust than a default under the DVP and RVP arrangements described above.

The Trust’s bitcoin Holdings Could Become Illiquid Which Could Cause Large Losses to Shareholders at Any Time or From Time to Time.

The Trust may not always be able to liquidate its bitcoin at a desired price. It may become difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in the marketplace, including on bitcoin exchanges and OTC bitcoin participants.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to shareholders at any time. The large size of bitcoin the Trust may acquire increases the risk of illiquidity by both making its bitcoin more difficult to liquidate and increasing the losses incurred while trying to do so.

Transactions in bitcoin are Irreversible and the Trust May Be Unable to Recover Improperly Transferred bitcoin.

Bitcoin transactions are irreversible. An improper transfer, whether accidental or resulting from theft, can only be undone by the receiver of the bitcoin agreeing to send the bitcoin back to the original sender in a separate subsequent transaction. To the extent the Trust erroneously transfers, whether accidental or otherwise, bitcoin in incorrect amounts or to the wrong recipients, the Trust may be unable to recover the bitcoin, which could adversely affect an investment in the Shares.

The Trust’s bitcoin May Be Lost, Stolen, or Subject to Other Inaccessibility.

There is a risk that part or all of the Trust’s bitcoin could be lost, stolen or destroyed. Although the Trust will secure its bitcoin to minimize the risk of loss, the Sponsor cannot guarantee that the Trust will prevent such loss. Access to the Trust’s bitcoin could also be restricted by natural events (such as a hurricane or earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Any Disruptions to the Computer Technology Used by the Trust to Secure its bitcoin Could Adversely Affect the Trust’s Ability to Function and an Investment in the Shares.

The Trust uses a sophisticated technology system specifically designed to secure its bitcoin. The Trust will monitor its technology and may develop and redesign its technology, including enhancements and alterations that may be implemented from time to time. In doing so, there is risk that failures may occur and result in service interruptions or other negative consequences. Any technology updates that cause disruptions in the proper functioning of the Trust’s technology systems may have an adverse impact on the Trust and an investment in the Shares.

The Sponsor is responsible for taking such steps as it determines, in its sole judgment, to be required to maintain and upgrade the technology system to protect against failure, hacking, malware and general security threats. The Sponsor is not liable to the Trust or to shareholders for the failure or penetration of the technology system absent gross negligence, willful misconduct or bad faith. To the extent the technology system fails or is penetrated, any loss of the Trust’s bitcoin or loss of confidence in the Trust’s ability to safeguard its bitcoin may adversely affect an investment in the Shares.

The Trust’s Computer Infrastructure May be Vulnerable to Security Breaches. Any Such Problems Could Cause Interruptions in the Trust’s Operations and Adversely Affect an Investment in the Shares.

The Trust’s computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems and security breaches. Any such problems or security breaches could give rise to a halt in the Trust’s operations, and expose the Trust to a risk of financial loss, litigation and other liabilities. In the event of a security breach, the Trust may cease operations, suspend redemptions or suffer a loss of bitcoin or other assets. Any of these events, particularly if they result in a loss of confidence in the Trust’s ability to operate, could have a material adverse effect on an investment in the Shares.

Technology System Failures Could Cause Interruptions in the Trust’s Ability to Operate.

If the Trust’s systems fail to perform, the Trust could experience disruptions in operations and slower response times, which may cause delays in the Trust’s ability to buy or sell bitcoin. Any such failures may also result in the theft, loss or damage of the Trust’s bitcoin. Any such theft, loss or damage of the Trust’s bitcoin would have a negative impact on the value of the Shares and adversely affect the Trust’s ability to operate. In addition, a loss of confidence in the Trust’s ability to secure its bitcoin with its technology system may adversely affect the Trust and the value of an investment in the Shares.

Insurance Related Risks

The Trust maintains three separate levels of insurance coverage to cover the loss of bitcoin held by the Trust: crime, excess crime and excess vault. See “The Trust’s bitcoin Insurance” below for a complete discussion of the Trust’s bitcoin insurance coverage and exceptions to such coverage.

The Trust’s bitcoin Insurance May Be Unavailable.

The insurance underwriters may cease underwriting insurance coverage for the Trust’s bitcoin holdings, limit the amount of bitcoin coverage such that the Sponsor will be unable to secure coverage for all the bitcoin held by the Trust, increase premiums to make it cost prohibitive for the Sponsor to buy insurance coverage, or deny an insurance claim by the Trust. Any of these events may negatively impact the ability of the Trust to operate and an investment in the Shares.

The Trust’s Insurance May Not Protect the Trust Against All Losses and Liabilities.

If the Trust’s bitcoin are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. To the extent the Trust’s insurance underwriters do not have the financial resources necessary to satisfy a valid claim of the Trust, or if insurance underwriters delay payment of a claim or deny a claim, the Trust’s ability to operate may be adversely affected and will negatively affect the value of the Shares.

The bitcoin Held by the Trust Are Not Subject to FDIC or SIPC Protections.

The Trust is not a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, the Trust’s assets, including its bitcoin holdings, do not qualify for FDIC or SIPC protections.

Regulatory Risks

Regulation of the Bitcoin Industry Continues to Evolve and is Subject to Change; Future Regulatory Developments Are Impossible to Predict but May Significantly and Adversely Affect the Trust.

Both domestic and foreign regulators and governments have focused on regulation of Bitcoin.

In the U.S.:

•	The IRS released guidance in 2014 noting that bitcoin will be treated as property for U.S. Federal income tax purposes.

•	In 2013, the Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) issued guidance advising that Bitcoin exchanges and other related enterprises qualified as money transmitters under the Bank Secrecy Act.

•	In a report titled “Strategies for Improving the U.S. Payment System,” published in January 2015 by the Federal Reserve, “Digital Value Transfer Vehicles” technology was identified for further exploration and monitoring.

•	In June 2015, the New York Department of Financial Services issued regulations specific to “virtual currency” related businesses, including Bitcoin, requiring such businesses to obtain licenses in order to operate legally within the state. Other states are considering similar licensing requirements and require Bitcoin companies to follow state “money transmitter” laws.

•	On September 17, 2015, the CFTC issued an order in which the agency noted that bitcoin is properly defined as a commodity. The CFTC’s Director of Enforcement, commented that “[w]hile there is a lot of excitement surrounding Bitcoin and other virtual currencies, innovation does not excuse those acting in this space from following the same rules applicable to all participants in the commodity derivatives markets.”

In the U.S., bitcoin is regulated by both federal and state authorities, depending on the context of its usage. Regulation of bitcoin continues to evolve. Bitcoin market disruptions and resulting governmental interventions are unpredictable, and may make bitcoin illegal altogether. Future foreign regulations and directives may conflict with those in the U.S., and such regulatory actions may restrict or make bitcoin illegal in foreign jurisdictions. Future regulations and directives in regulation may impact the demand for bitcoin, and may also affect the ability of bitcoin exchanges to operate and for OTC participants to enter into bitcoin transactions. Such regulations may have an adverse effect on the Trust and the value of the Shares.

The SEC has not asserted that bitcoin is a security. To the extent the SEC determines that bitcoin is a security, trading or ownership in bitcoin or the Shares may be adversely affected. In addition, to the extent that future regulatory actions or policies limit or restrict bitcoin usage, bitcoin trading or the ability to convert bitcoin to government currencies, the demand for bitcoin may be reduced and Authorized Participants may not seek to create or redeem Baskets, which may adversely affect investment in the Shares.

In foreign jurisdictions:

•	In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment.

•	Also in 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that reportedly prohibits the use of decentralized digital assets such as bitcoin.

•	The Canada Senate Banking Committee urged the government to “tread carefully” in regulation of digital currencies, so as not to stifle their as yet “unimagined applications,” and a representative of Canada’s central bank noted that bitcoin and other alternative currencies “should generally require much less intensive oversight and regulation because they pose much less risk to the Canadian financial system as a whole.”

•	In October 2015, the European Court of Justice declared that bitcoin transactions “are exempt from VAT under the provision concerning transactions relating to currency, bank notes and coins used as legal tender,” but the European Central Bank found that bitcoin met only two of the three legal criteria that define electronic money, putting it in a legal gray area.

•	In China, a recent government notice classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of bitcoin exchanges to operate.

•	Russia has taken a more restrictive stance toward bitcoin and, thereby, reduced the rate of expansion of bitcoin use in that country.

•	Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority.

The Trust is Not a Registered Investment Company and is Not Subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the 1940 Act. Consequently, shareholders of the Trust do not have the regulatory protections provided to shareholders in registered and regulated investment companies which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act of 1936, as amended (the “CEA”), as administered by the Commodities Futures Trading Commission (the “CFTC”). Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, shareholders will not have the regulatory protections provided to shareholders in CEA-regulated instruments or commodity pools.

Trading on bitcoin Exchanges Outside the United States is Not Subject to U.S. Regulation, and May Be Less Reliable than U.S. Exchanges.

Some of the Trust’s trading may be conducted on bitcoin exchanges outside the U.S. Trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished shareholder protections. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearing house system. These factors could adversely affect the performance of the Trust.

Future Regulations May Require the Trust to Become Registered, Which May Cause the Trust to Liquidate.

The Trust may seek to become registered or obtain a license if a federal or state regulator determines the Trust’s operations require it or the Sponsor to register or obtain a license (e.g., investment company, investment adviser, commodity pool operator, money services business, money transmitter, etc.). Any such regulatory obligations may cause the Trust or the Sponsor to incur additional and possibly extraordinary expenses, which could materially and adversely affect the Shares. To the extent the Trust or the Sponsor is unable to comply with any regulatory requirements, the Trust may be forced to liquidate.

Other Risks

You Should Consult Your Own Legal, Tax and Financial Advisers Regarding the Desirability of an Investment in the Shares Because No Independent Advisers Were Appointed to Represent You in connection with the Formation and Operation of the Trust.

While the Sponsor has consulted with legal, tax and financial advisers regarding the formation and operation of the Trust, no counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own counsel, accountants and other advisers before investing in the Shares.

Competing Claims Over Ownership of Intellectual Property Rights Related to the Trust Could Adversely Affect the Trust and an Investment in the Shares.

The Sponsor believes that all intellectual property rights needed to operate the Trust have been obtained by the Sponsor. However, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Trust. The negotiation, litigation or settlement of such claims may result in expenses or damages that could adversely affect the Trust or lead to its termination.

Third parties may assert intellectual property claims relating to the holding and transfer of bitcoin and the Bitcoin source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in Bitcoin’s long-term viability or the ability of end-users to hold and transfer bitcoin may adversely affect an investment in the Shares. Additionally, a meritorious intellectual property claim could prevent the Trust and others from accessing the blockchain, holding or transferring bitcoin, which could force the termination of the Trust and the liquidation of the Trust’s bitcoin (if such liquidation is possible). As a result, an intellectual property claim against the Trust or other large participants within the Bitcoin industry could adversely affect an investment in the Shares or the ability of the Trust to operate.

Tax Risks

The Trust’s Delivery, Transfer or Sale of bitcoins in Connection with Redemptions or to Pay Expenses or Other Operations of the Trust Could Result in Shareholders Incurring Tax Liability Without an Associated Distribution from the Trust.

Each delivery, transfer or sale of bitcoins by the Trust in connection with redemptions or to pay the Sponsor’s Management Fee or other expenses could be a taxable event to shareholders. Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable shares of the Trust’s taxable income, whether or not they receive cash distributions from the Trust. Shareholders may not receive cash distributions equal to their shares of the Trust’s taxable income or even the tax liability that results from such income. Any tax liability could adversely impact an investment in the Shares and may cause shareholders to prepare and file additional tax documents.

Items of Income, Gain, Loss and Deduction With Respect to Shares Could be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Trust in Allocating Such Tax Items.

U.S. federal income tax rules applicable to grantor trusts are complex. The Trust will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to shareholders in a manner that reflects the shareholders’ beneficial interests in such tax items, but these assumptions and conventions may not be considered to be in compliance with all aspects of applicable tax requirements. It is possible that the IRS may successfully assert that the conventions and assumptions used by the Trust do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”) and/or Treasury Regulations and could require that items of income, gain, loss or deduction be adjusted or reallocated in a manner that adversely affects one or more shareholders.

Changes to the Manner in Which bitcoin is Treated for Federal and State Tax Purposes May Adversely Affect an Investment in the Shares.

IRS guidance indicates that bitcoin should be treated as property for Federal tax purposes, and transactions involving the exchange of bitcoin in return for goods and services should be treated as barter. Such guidance preserves beneficial capital gains treatment for bitcoin transactions. New York has come out with its own guidance which adopts the guidance issued by the IRS. To the extent the IRS or other states adopt different guidance with the imposition of less favorable tax treatment, such a tax burden may adversely affect an investment in the Shares.

The European Court of Justice has declared that bitcoin transactions “are exempt from VAT under the provision concerning transactions relating to currency, bank notes and coins used as legal tender.” To the extent a foreign jurisdiction decides to tax bitcoin differently from how the European Union and U.S. currently treat bitcoin for tax purposes, such tax burden could result in decreased demand for bitcoin, which could impact the price of bitcoin and adversely affect an investment in the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of cash and, in some instances, may consist partially or wholly of bitcoin. Cash proceeds will be received by the Custodian and transferred to the Sponsor to purchase bitcoin for the Trust. The Trust will hold the bitcoin purchased by the Sponsor on the Trust’s behalf, and the bitcoin received by the Trust from the issuance and sale of Baskets, until (1) bitcoin is sold for cash, which is distributed to Authorized Participants in connection with redemptions of Baskets, or (2) bitcoin is sold for cash to pay Trust expenses and liabilities not assumed by the Sponsor. See “Description of the Trust—Trust Expenses.”

BITCOIN AND THE BITCOIN INDUSTRY

The following is a more complete description of Bitcoin, including, without limitation, information about the history of bitcoin, bitcoin possession, bitcoin transactions, bitcoin trading, the bitcoin exchange market, the bitcoin OTC market and bitcoin mining.

Summary

A bitcoin is an asset that can be transferred among parties via the Internet, but without the use of a central administrator or clearing agency. The term decentralized is often used in descriptions of bitcoin, in reference to bitcoin’s lack of necessity for administration by a central party. Bitcoin with an upper case “B” describes the system as a whole (i.e., the network of computers running the software protocol underlying Bitcoin involved in maintaining the database of bitcoin ownership and facilitating the transfer of bitcoin among parties). When written with a lower case “b”, the word bitcoin refers to the unit of account within the Bitcoin network. The Bitcoin network and the asset, bitcoin, are intrinsically linked and inseparable. Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto,” and the protocol underlying Bitcoin was subsequently released in 2009 as open source software.

bitcoin Ownership and the Blockchain

To begin using bitcoin, a user may download specialized software referred to as a bitcoin wallet. A user’s bitcoin wallet can run on a computer or smartphone. A bitcoin wallet can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user will be able to generate one or more bitcoin addresses, which are similar in concept to bank account numbers, and each address is unique. Upon generating a bitcoin address, a user can begin to transact in bitcoin by receiving bitcoin at his or her bitcoin address and sending it from his or her address to another user’s address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.

Balances of the quantity of bitcoin associated with each bitcoin address are listed in a database, referred to as the blockchain. Copies of the blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain.

When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient. The sender then uses his or her bitcoin wallet software, to create a proposed addition to the blockchain. The proposal would decrement the sender’s address and increment the recipient’s address by the amount of bitcoin desired to be transferred. The proposal is entirely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin network. Such digital proposals are referred to as bitcoin transactions.

bitcoin Transactions and Digital Signatures

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a confirmation fee (see “Bitcoin and the Bitcoin Industry—bitcoin Mining and Transaction Fees”) and the sender’s digital signature. The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.

A user’s digital signature is generated via usage of the user’s so-called private key, one of two numbers in a so-called cryptographic key pair. A key pair consists of a public key and its corresponding private key, both of which are lengthy numerical codes, derived together and possessing a unique relationship.

Public keys are used to create bitcoin addresses. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address. Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.

A user’s bitcoin address (which is derived from a public key) may be safely distributed, but a user’s private key must remain known solely by its rightful owner. The utilization of a private key is the only mechanism by which a bitcoin user can create a digital signature to transfer bitcoin from him or herself to another user. Additionally, if a malicious third party learns of a user’s private key, that third party could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address (i.e., the third party could steal the user’s bitcoin).

The usage of key pairs is an essential part of the underpinning of the Bitcoin network, insofar as use of a private key is the only mechanism by which a bitcoin transaction can be signed. The loss of a private key renders the corresponding bitcoin permanently non-transferable, and the theft of a private key enables the thief immediate and unfettered access to the corresponding bitcoin. Consequently, bitcoin is unlike most contemporary financial assets in that it is a bearer asset. The person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often embrace sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “The Trust’s bitcoin Security System” below.

bitcoin Transaction Propagation and Unconfirmed Transactions

A user who wishes to send bitcoin to another user would utilize bitcoin wallet software to create a transaction, digitally sign it and transmit a copy of the signed transaction to other computers on the Bitcoin network. A copy of the signed transaction propagates throughout the network, typically received by participating computers in seconds.

The Bitcoin network, which consists of computers running the bitcoin software, is configured as a peer-to-peer network. Unlike conventional computer networks in which workstations communicate with a central server, peer-to-peer networks consist of computers that relay information among each other, with no particular computer functioning as a leader. Computers in a peer-to-peer network can depart from the network at any time, and new computers can join at any time. The peer-to-peer configuration provides the Bitcoin network with resiliency conventional networks lack.

Bitcoin Peer-to-Peer Network

Although participants in the Bitcoin network receive a copy of newly created transactions in minimal time, the transactions are temporarily considered unconfirmed – in essence, new transactions are at first a proposal for a transfer of bitcoin. Computers participating in the Bitcoin network keep a copy of the database of all transactions, including both unconfirmed and confirmed. Confirmed transactions are part of the blockchain, but unconfirmed transactions are not. An unconfirmed transaction becomes a confirmed transaction once it is added to the blockchain. Updates to the blockchain, which enable unconfirmed transactions to become confirmed transactions, come by way of newly-formed blocks, which are added to the blockchain by a process known as bitcoin mining.

bitcoin Mining and Transaction Fees

Bitcoin mining utilizes a combination of computer hardware and software to accomplish a dual purpose: (i) to verify the authenticity and validity of bitcoin transactions (i.e. the movement of bitcoin between addresses), and (ii) the creation of new bitcoin. Neither the Sponsor nor the Trust intends to engage in bitcoin mining. Bitcoin miners do not need permission to participate in verifying transactions. Rather, miners compete to solve a prescribed and complicated mathematical calculation using computers dedicated to the task. Rounds of the competition repeat approximately every ten minutes. In any particular round of the competition, the first miner to find the solution to the mathematical calculation is the miner who gains the privilege of announcing the next block to be added to the blockchain.

A new block that is added to the blockchain serves to take all of the recent-yet-unconfirmed transactions and verify that none are fraudulent. The recent-yet-unconfirmed transactions also generally contain transaction fees that are awarded to the miner who produces the block in which the transactions are inserted, and thereby confirmed. The successful miner also earns the so-called block reward, an amount of newly created bitcoin. Thus, bitcoin miners are financially incentivized to conduct their work. The financial incentives received by bitcoin miners are a vital part of the process by which the Bitcoin network functions.

Upon successfully wining a round of the competition (winning a round is referred to as mining a new block), the miner then transmits a copy of the newly-formed block to peers on the Bitcoin network, all of which then update their respective copies of the blockchain by appending the new block, thereby acknowledging the confirmation of the transactions that had previously existed in an unconfirmed state.

A recipient of bitcoin must wait until a new block is formed in order to see the transaction convert from an unconfirmed state to a confirmed state. With new rounds won approximately every ten minutes, the average wait time for a confirmation is five minutes.

Anti-Fraud and the Double Spend Solution

Bitcoin’s mining process is the innovation that allows it to function without a central arbiter. Transactions are initially in an unconfirmed state because they must be checked for any attempt at a so-called double-spend. A double spend would occur if Party A were to send the same bitcoin both to Party B and to Party C. No payment system can be sound if it permits double spends. In a payment system with a central administrator (i.e., payments sent through a bank), the job of preventing double spends falls to the central administrator. Bitcoin’s mining process is the mechanism by which it prohibits double spends yet remains without a central administrator.

Party A could attempt a double-spend – the sending of the same bitcoin both to Parties B and C – by creating two digitally signed transactions. The first transaction would propose to transfer the bitcoin from Party A to Party B and the second to Party C. Party A would then broadcast both transactions to the Bitcoin network, and all participating computers would generally see both transactions in a matter of seconds. The transactions would, initially, be in an unconfirmed state, and no participant on the Bitcoin network would be able to know which of the two transactions to verify and which to reject. Participants would, however, know that only one of the transactions can be permitted to exist, and that all participants need somehow to agree which transaction to permit and which to reject.

When a miner successfully mines a new block, he or she eliminates the attempted double spend by choosing only one of the unconfirmed transactions and discarding the other. Thus, the miner serves as the arbiter in resolving any attempted double spends. The miner’s choice of which transaction to include in the block can be arbitrary. The only requirement, for the soundness of the system, is that only one of the two transactions is included. When the miner broadcasts the newly created block to participants in the Bitcoin network, each participant will know which of the two transactions is valid and which is invalid. If the miner were to attempt to include both transactions in the block, participants on the Bitcoin network would immediately know that the block is invalid, and they would discard it. From a systemic perspective, the miner’s most important function is to be an arbiter in the case of any attempted double spend, thus maintaining the soundness of the Bitcoin network.

An attempted double-spend

1. Alice has one bitcoin

2. Alice attempts to double spend the bitcoin by simultaneously sending it both to Bob and to Charlie

3. The bitcoin miner verifies that only one of Alice’s spending transactions is valid

Newly Generated bitcoin and the Security of the Bitcoin Network

Beyond being the arbiter in case of an attempted double spend, miners also serve to generate newly created bitcoin. Approximately every ten minutes, a new block is created by one of the many miners operating on the Bitcoin network. The new block contains 12.5 newly created bitcoin, which are granted to the miner as an economic reward. With 12.5 newly created bitcoin generated approximately every ten minutes, the total number of newly generated bitcoin each day is approximately 1,800.

A miner’s probability of successfully generating a new block is proportional to the amount of computing power the miner employs as a proportion of the total amount of computing power dedicated to mining. Although the aggregate amount of computing power devoted to bitcoin mining tends to increase over time, the quantity of bitcoin generated each day does not. By design, the supply of bitcoin is finite, and the pace at which bitcoin is generated is fixed, and set to decrease by half every four years on a defined schedule.

If an individual miner adds computing power to his or her mining operation, he or she will increase his or her probability of successfully generating new blocks, and simultaneously reduce the probability of other miners generating new blocks, but the overall quantity of new blocks generated will not increase. By intention, bitcoin mining is setup to be a race amongst miners in which miners are incentivized to add computing power over time, in order to protect themselves from the consequences of increases in computing power by other miners. Since the number of blocks generated is fixed, a miner can gain only a temporary advantage by adding computing power, and the advantage dissipates as other miners add computing power to their own respective mining operations.

In the context of bitcoin mining, computing power is measured in hashes-per-second. As of January 2016, publicly available estimates are that the aggregate amount of computing power employed by bitcoin miners is approximately 1200 quadrillion hashes per second, or 1200 petahashes-per-second (PH/s).

The race among miners to add processing power is a feature of Bitcoin that keeps the Bitcoin network secure. The protocol underlying Bitcoin operates safely so long as no miner gains control of more than 50 percent of the mining processing power. If a miner gains control of more than 50 percent of mining processing power, the network will still operate safely, so long as the miner has no nefarious goals. The addition of mining processing power makes it continuously more difficult for a nefarious miner to gain control of more than 50 percent of mining processing power.

Limits on bitcoin Creation

The protocol underlying Bitcoin provides the rules by which all users and miners on the Bitcoin network must operate. A user or miner attempting to operate under a different set of rules will be ignored by other network participants, thus rendering that user’s or miner’s behavior moot. The protocol also lays out the so-called block reward, the amount of bitcoin that a miner earns upon creating a new block. The initial block reward when Bitcoin was introduced in 2009 was 50 bitcoin per block. That number has and will continue to halve approximately every four years until approximately 2140, when it is estimated that block rewards will go to zero. The most recent halving occurred on July 9, 2016, which reduced the block reward from 25 to 12.5 bitcoin. The next halving is projected for June 2020, which will reduce the block reward to 6.25 bitcoin from its current level of 12.5. The halving thereafter will occur in another four years and will reduce the block reward to 3.125 bitcoin, and so on. Currently, there are approximately 15.75 million bitcoin that have been created, a number that will grow with certainty to a maximum of 21 million, estimated to occur by the year 2140. Bitcoin mining should not be confused with buying and selling bitcoin, which, as discussed below, is a separate process.

Amount of bitcoin in Existence

In addition to the block reward, end users pay fees as an incentive for a miner to confirm their transactions in newly created blocks. When a miner creates a new block, as part of the process the miner adds any unconfirmed transactions to the new block, and for doing so accepts fees associated with each transaction. Fees vary in amount based on a calculation conducted by a user’s bitcoin wallet software. As of January 2016, fees are, generally, around 0.0001 bitcoin or $0.04 per transaction, regardless of the quantity of bitcoin transferred within the transaction. Since the inception of the Bitcoin network, miners have earned only a small proportion of their revenue from transaction fees, with a much larger proportion of their revenue coming from the block reward. As of January 2016, approximately 1 percent of miner revenue comes from fees and 99 percent from newly created bitcoin. As the block reward is reduced, miners are expected to earn an increasing proportion of their revenue from fees and a decreasing proportion from the block reward, thus making transaction fee-based revenue increasingly important as an economic incentive for miners.

Bitcoin Protocol Modifications

The Bitcoin protocol is built using open source software allowing for any developer to review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin, however, there are a number of individual developers that regularly contribute to a specific distribution of Bitcoin software dubbed “Bitcoin Core.” While there are many other compatible versions of Bitcoin software, Bitcoin Core is currently the most widely used, and the computer code within Bitcoin Core provides the de-facto standard for the Bitcoin protocol. The developers responsible for maintaining Bitcoin Core, (a/k/a the Bitcoin Core Maintainers), are employed by a number of entities including the MIT media Labs’ Digital Currency Initiative and Blockstream Corp.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called Bitcoin Improvement Proposal or BIP. Such proposals are generally posted on websites (e.g., github.com), and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted. New versions of Bitcoin Core can be approved by several developers. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the Bitcoin protocol. Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Bitcoin has no central authority, so the implementation of a change is achieved by users and miners downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the Bitcoin protocol.

It is possible that a group of developers could propose a change to Bitcoin that is not backwardly compatible. If a significant proportion of Bitcoin users and miners decide to adopt the proposed change but the balance of users decide not to adopt it, the consequence would be what is known as a “fork” (i.e., “split”) of Bitcoin into two (or more) versions. Each version of Bitcoin would have its own blockchain, and the prongs of the forked blockchain would run in parallel, but each version’s bitcoin (the asset) would lack interchangeability. Participants in the Bitcoin industry are mutually incentivized not to permit such an outcome, as it would likely threaten the value of bitcoin (the asset).

Scalability

Estimates show that the Bitcoin network can accommodate up to seven transactions per second. The current maximum transaction rate is adequate for a significant amount of activity but far below the level that centralized services can provide. There are multiple proposals for increasing the capacity of the Bitcoin network. Proposals are undergoing review, testing and development, and it is likely that efforts to increase Bitcoin’s capacity will continue for several years.

Use of bitcoin and the Blockchain

To date, publicly available estimates are that venture capitalists have invested approximately $1.2 billion in Bitcoin related businesses. Beyond using bitcoin as a value transfer mechanism, applications related to the blockchain technology underlying bitcoin have become increasingly prominent. Additional applications based on blockchain technology—both the blockchain underlying bitcoin as well as separate public blockchains incorporating similar characteristics of the blockchain underlying bitcoin—are currently in development by numerous entities, including financial institutions like banks. Blockchain-focused applications take advantage of certain unique characteristics of the blockchain, such as secure time stamping (secure time stamps are on newly created blocks), tamper-resistant storage (copies of the blockchain are distributed throughout the Internet) and secure digital signatures.

Blockchain-focused applications in usage and under development include, but are not limited to: asset title transfer, secure timestamping, counterfeit and fraud detection systems, secure document and contract signing, distributed cloud storage and identity management. Although value transfer is not the primary purpose for blockchain-focused applications, the usage of bitcoin, the asset, is inherently involved in blockchain-focused applications, thus linking the growth and adoption of bitcoin to the growth and adoption of blockchain-focused applications.

As a value transfer mechanism, over 100,000 merchants worldwide currently accept bitcoin as payment for goods and services. Notable merchants accepting bitcoin for certain types of purchases include Microsoft, Dell, Expedia, Overstock.com and Dish Network. Common bitcoin purchases include website hosting, home furnishings, gift cards and consumer electronics. Bitcoin is also accepted by a number of non-profit organizations worldwide, including United Way Worldwide, the American Red Cross, Wikipedia and Fidelity Charitable.

The following chart, which is based on data publicly available on CoinDesk’s website, sets forth a summary of bitcoin transaction volume (i.e., transfers of bitcoin between parties on the Bitcoin network, which is different than and should not be confused with bitcoin exchange traded volume, see “Bitcoin and the Bitcoin Industry—bitcoin Exchange Market”) from January 2009, through January 2016:

bitcoin Exchange Market

Bitcoin exchanges operate websites that facilitate the purchase and sale of bitcoin for various government-issued currencies, including the U.S. dollar, the euro or the Chinese yuan. Activity on bitcoin exchanges should not be confused with the process of users sending bitcoin from one bitcoin address to another bitcoin address, the latter being an activity that is wholly within the confines of the Bitcoin network and the former being an activity that occurs entirely on private websites.

An individual who wishes to purchase bitcoin on a bitcoin exchange would create an account on the exchange website. After creating an account, the buyer would send government issued money to the website via traditional payment methods such as ACH and wire transfer. The buyer’s account at the bitcoin exchange would be credited with the money sent, and the buyer would then be able to visit the website and make a purchase of bitcoin. Directly after the purchase is made, the bitcoin acquired still remains in the custody of the bitcoin exchange (i.e., it remains at a bitcoin address controlled by the exchange). To take custody of the bitcoin, the purchaser would direct the exchange website to transfer the bitcoin to a bitcoin address controlled by the purchaser, thereby completing the process of acquiring bitcoin. A sale of bitcoin using a bitcoin exchange involves the same process but in reverse. The seller would transfer bitcoin from an address under his or her control to an address under the bitcoin exchange’s control. The seller’s account at the bitcoin exchange would be credited with the bitcoin sent, and the seller would be able to commence the sale of the bitcoin via the website. Upon completion of the sale, the seller’s account would reflect the seller’s balance, in government currency, which the seller could then receive by directing the exchange to send the funds via traditional payment methods to the seller’s bank account. Bitcoin exchange websites generally show users a central limit order book (i.e., a list of all bids and offers for purchases and sales of bitcoin on the exchange).

Bitcoin exchanges typically report publicly on their websites the valuation of each transaction and bid and ask prices for the purchase or sale of bitcoin. Although each bitcoin exchange has its own market price, it is expected that most bitcoin exchanges’ market prices should be relatively consistent with the bitcoin exchange market average since market participants can choose the bitcoin exchange on which to buy or sell bitcoin (i.e., exchange shopping). Price differentials across bitcoin exchanges enable arbitrage between bitcoin prices on the various exchanges.

There are currently several U.S. based regulated entities that facilitate bitcoin trading and that comply with U.S. anti-money laundering (“AML”) and know-your-customer (“KYC”) regulatory requirements.

•	Coinbase is a bitcoin exchange that maintains money transmitter licenses in over thirty states, the District of Columbia and Puerto Rico. Coinbase is subject to the regulations enforced by the various State agencies that issued their respective money transmitter licenses to Coinbase. In New York, Coinbase applied for a BitLicense, a regulatory framework created by the New York Department of Financial Services (“DFS”) that sets forth consumer protection, anti-money laundering compliance, and cyber security rules tailored for digital currency companies operating and transacting business in New York.

•	itBit is a bitcoin exchange that was granted a limited purpose trust company charter by the DFS in May 2015. Limited purpose trusts, according to the DFS, are permitted to undertake certain activities, such as transfer agency, securities clearance, investment management, and custodial services, but without the power to take deposits or make loans.

•	Gemini is a bitcoin exchange that is also regulated by the DFS. In October 2015, DFS granted Gemini an Authorization Certificate, which allows Gemini to operate as a limited purpose trust company.

•	SecondMarket, Inc. d/b/a Genesis Global Trading (“Genesis”) is a FINRA member firm that makes a market in bitcoin by offering two-sided liquidity.

The majority of bitcoin transactions are executed on public bitcoin exchanges where bitcoin is bought and sold daily for value in U.S. dollar, euro and other government currencies. These bitcoin exchanges provide the most data with respect to prevailing prices of bitcoin. The exchanges typically publish real-time trade data including last price, bid and ask spread, and trade volume on their respective websites and through application programming interfaces. As a result, the prices on bitcoin exchanges are the most accurate expression of the value of bitcoin, and the XBX accordingly tracks the price of bitcoin across multiple exchanges.

The bitcoin marketplace is a 24-hour, 365-day per year market. There currently exist globally over 30 bitcoin exchanges. Of those, the exchanges with the most significant bitcoin trading by volume (i.e., Bitfinex, Bitstamp, BTCC, BTC-e, Coinbase, Huobi, itBit, Kraken, OKCoin Exchange China and OKCoin International) traded approximately 422 million bitcoin at U.S. dollar converted prices ranging between $199 and $706 for a total trade volume of over $154 billion during the period February 2014, through January 2016. Average global daily trade volume during this period was approximately $212 million.

Although bitcoin utilization provides users with a degree of anonymity insofar as sending and receiving bitcoin from one bitcoin address to another bitcoin address does not require personally identifying information, Bitcoin usage anonymity is constrained by bitcoin exchange AML and KYC records as well as the indelibility of transactions in the bitcoin blockchain. Upon purchasing bitcoin from an exchange, the exchange generally keeps a record of the user who made the purchase and the bitcoin address at which the user took custody of the bitcoin after the purchase. Thus, the exchange has information linking a user to a particular bitcoin address. When the purchaser sends the bitcoin from one bitcoin address to another, the transaction is recorded indelibly in the blockchain. Subsequent bitcoin transactions are also recorded indelibly in the blockchain. Consequently, with varying degrees of specificity, the bitcoin exchange can trace a flow of bitcoin from itself to an end recipient (although the bitcoin exchange will not necessarily know the identity or nature of the end recipient). A number of firms currently offer blockchain analysis services, enabling a more sophisticated tracking of bitcoin transfers, including, but not limited to, Chainalysis, Coinalytics, SABR, and Scorechain.

The Sponsor has trading experience with several U.S. and foreign bitcoin exchanges that generally represent the highest daily U.S. dollar bitcoin trading volume.

The Sponsor may conduct some of its bitcoin trading on behalf of the Trust through a wholly-owned subsidiary, SolidX Management Ltd., an exempted limited company established in the Cayman Islands (the “Subsidiary”) to buy and sell bitcoin on behalf of the Trust on certain bitcoin exchanges which are only open to non-U.S. persons or which do not conduct business in New York or with New York residents. The officers of the Sponsor also serve as officers of the Subsidiary. When conducting trading through the Subsidiary, the Sponsor is responsible for the security of the bitcoin to the same extent as if trading bitcoin directly. Bitcoin traded through the Subsidiary will be stored in the same way as bitcoin that is traded directly by the Sponsor, and the Trust’s bitcoin insurance on bitcoin traded through the Subsidiary will apply to the same extent as otherwise applicable. Furthermore, the Subsidiary will have the same trading arrangements with the applicable bitcoin exchanges as does the Sponsor itself. Accordingly, references in this Prospectus to the Sponsor’s trading arrangements with bitcoin exchanges on behalf of the Trust include trading conducted by the Sponsor through the Subsidiary, unless otherwise noted.

The Sponsor intends to conduct its bitcoin exchange trading on the following U.S. dollar-denominated bitcoin exchanges: Bitfinex (located in Hong Kong), Bitstamp (located in Slovenia and with an office in the U.K.), Coinbase (located in California), Gemini (located in New York), itBit (located in New York), Kraken (located in San Francisco) and OKCoin International (located in Singapore). All of these exchanges follow AML and KYC regulatory requirements. Because Bitfinex and Kraken do not conduct business in New York or with New York residents, and OKCoin International is only open to non-U.S. persons, the Sponsor intends to conduct its bitcoin trading on these three exchanges through the Subsidiary. As discussed above, the Sponsor does not expect the Trust to experience any differences between bitcoin exchange trades on the Trust’s behalf conducted through the Subsidiary versus those conducted by the Sponsor directly.

During the period April 2015, through April 2016 (including weekends and holidays), average daily bitcoin trading across these exchanges totaled approximately 64,000 bitcoin at prices that ranged between $217 and $469. Of that trading, Bitfinex accounted for 38%, Bitstamp accounted for 19%, Coinbase accounted for 13%, Gemini accounted for 1%, itBit accounted for 7% and OKCoin International accounted for 23%. With a Basket size of 1,000 bitcoin, the creation or redemption of one Basket would represent approximately 1.5% of the aggregate daily U.S. dollar-denominated bitcoin trading volume across these exchanges and approximately 1% of the aggregate daily (i) U.S. dollar-denominated bitcoin trading volume on these exchanges plus (ii) global U.S. dollar-denominated OTC bitcoin trading volume.

BTC-e is another U.S. dollar-denominated bitcoin exchange with significant trading volume. BTC-e does not comply with any regulations (e.g., AML and KYC) of which the Sponsor is aware, and the Sponsor will not transact with BTC-e. The Sponsor is not aware of other U.S. dollar-denominated bitcoin exchanges, in addition to those mentioned here, that conduct significant volumes of bitcoin trading.

During the preceding twelve-month period (May 2015 through May 2016), the trading volume on the five constituent exchanges comprising the XBX Index (Bitfinex, Bitstamp, Coinbase, itBit and OKCoin International) represented approximately 80% of the entire U.S. dollar-denominated bitcoin exchange market, which in addition to the five constituent exchanges comprising the XBX Index, includes BTC-e, Gemini, LakeBTC and Kraken. LakeBTC is located in Shanghai, China. Kraken is located in San Francisco. Although Kraken conducts some U.S. dollar bitcoin trading, it is primarily a euro-denominated bitcoin exchange. The Sponsor is aware of other smaller U.S. dollar-denominated bitcoin exchanges, but the trading volume on these exchanges is insignificant and the Sponsor does not intend to conduct business with these smaller exchanges. There exist several Chinese yuan-denominated exchanges located in China. These include BTCC, Huobi and OKCoin Exchange China. OKCoin Exchange China is located in Beijing and facilitates Chinese yuan-denominated bitcoin trading. OKCoin International is located in Singapore and facilitates U.S. dollar-denominated bitcoin trading. The Sponsor intends to trade with OKCoin International, the Singaporean entity.

The trading volume on BTCC, Huobi and OKCoin Exchange China is significant, and the exchanges follow various anti-money laundering and know-your-customer procedures as such procedures are applied within the exchanges’ respective jurisdictions. However, trading on these exchanges is limited to Chinese yuan, and the Sponsor therefore does not intend to transact with these exchanges because the Sponsor intends to transact with U.S. dollar-denominated exchanges only. The following chart compares the daily bitcoin spot prices on BTCC, Huobi, OKCoin Exchange China, Bitfinex, Bitstamp, Coinbase, itBit and OKCoin International:

The Sponsor has observed that the price of bitcoin on BTCC, Huobi and OKCoin Exchange China is consistent with the price of bitcoin on U.S. dollar-denominated bitcoin exchanges, including Bitfinex, Bitstamp, Coinbase, itBit and OKCoin International, as reflected in the chart directly above.

The following chart compares the daily bitcoin trading volumes on Bitfinex, Bitstamp, Coinbase, itBit and OKCoin International:

The following chart compares the daily bitcoin trading volumes on BTCC, Huobi and OKCoin Exchange China:

The Sponsor has established, on behalf of the Trust, delivery-versus-payment (“DVP”) and receive-versus-payment (“RVP”) trading arrangements with several of the U.S. dollar-denominated bitcoin exchanges pursuant to which the Trust will be able to minimize exchange counterparty risk. These arrangements are on a trade-by-trade basis and do not bind the Sponsor or the Trust to continue to trade with any exchange. Under these arrangements, the Sponsor, on behalf of the Trust, will receive bitcoin from an exchange that has entered into a DVP/RVP arrangement with the Sponsor without having to deposit U.S. dollars with the exchange prior to trade execution. Once the Sponsor receives the bitcoin it purchased, the Sponsor will within 24 hours wire U.S. dollars to the exchange to settle the trade. When selling bitcoin on behalf of the Trust, an exchange that has entered into a DVP/RVP arrangement with the Sponsor will permit the Sponsor to sell bitcoin on the exchange without the need to deposit bitcoin with the exchange beforehand. The Sponsor will transmit bitcoin to the exchange only after the exchange has wired the U.S. dollar sales proceeds to the Sponsor. These DVP and RVP settlement terms reduce exchange counterparty risks for the Trust.

While the Sponsor expects that most of its bitcoin trading with exchanges on behalf of the Trust will occur pursuant to the DVP and RVP arrangements described above, the Sponsor may also enter into collateral arrangements with certain bitcoin exchanges where DVP and RVP arrangements are not practicable. Such collateral arrangements require the Sponsor, out of its own assets, and the bitcoin exchange to open and maintain collateral deposit accounts with a bank or similar financial intermediary for the purpose of collateralizing pending bitcoin transactions effected by the Sponsor on behalf of the Trust and the bitcoin exchange. The collateral posted pursuant to such arrangements would be cash. The Trust would not pledge (or receive) collateral pursuant to these arrangements and the Sponsor would bear any exchange counterparty risk. The Sponsor expects that these collateral arrangements will not affect the Trust’s ability to effect creation or redemption transactions for Baskets in a timely fashion.

The Sponsor intends to conduct trading only with exchanges with which the Sponsor has either DVP and RVP trading arrangements or collateral arrangements.

OTC bitcoin Trading

Over-the-counter (“OTC”) trading of bitcoin is generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. The OTC market provides a relatively flexible market in terms of quotes, price, size, and other factors. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price – often via phone or email – and then one of the two parties would then initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire U.S. dollars to the seller’s bank account.

Transaction costs in the OTC market are negotiable between the parties and therefore vary with some participants willing to offer competitive prices for larger volumes, although this will vary according to market conditions. Cost indicators can be obtained from various information service providers, such as the bitcoin price indexes and bitcoin exchanges. OTC trading tends to be in large blocks of bitcoin and between institutions.

In addition to using Bitfinex, Bitstamp, Coinbase, Gemini, itBit, Kraken and OKCoin International to buy and sell bitcoin, the Trust intends to participate in the OTC bitcoin market when such market opportunities are deemed by the Sponsor to be advantageous for the Trust. The Sponsor currently expects that often it will be more cost efficient to effect large trades (e.g., $500,000 or greater) on behalf of the Trust in the OTC market rather than on a bitcoin exchange. The Sponsor therefore expects to conduct most of its trading in the OTC bitcoin market.

When deciding whether to buy and sell bitcoin in the OTC market, the Sponsor will consider various market factors, including the total U.S. dollar size of the trade, the volume of bitcoin traded across the various U.S. dollar-denominated bitcoin exchanges during the preceding 24-hour period, available liquidity offered by OTC market participants, and the bid and ask quotes offered by OTC market participants. When deciding whether to buy and sell bitcoin on exchange versus in the OTC market, the Sponsor’s goal is to fill an order at the best possible price. The Sponsor’s experience is that the prices at which trades in the OTC market are executed are informed by and closely correspond to the XBX. The Sponsor expects the price at which it will trade bitcoin in the OTC market will generally track the XBX, and, therefore, should not affect the Trust’s ability to track the XBX.

OTC market participants include institutional entities, such as hedge funds, family offices, private wealth managers, high-net-worth individuals that trade bitcoin on a proprietary basis, and brokers that offer two-sided liquidity for bitcoin. Both Genesis Global Trading and itBit facilitate OTC block trades. The Sponsor intends to use both Genesis and itBit, among others, to facilitate OTC trading.

The Sponsor maintains an internal proprietary database, which it does not share with anyone, of potential OTC bitcoin trading counterparties, including hedge funds, family offices, private wealth managers and high-net-worth individuals. All such potential counterparties are subject to the Sponsor’s AML/KYC compliance procedures. The Sponsor will add additional potential counterparties to its internal proprietary database as it becomes aware of additional market participants. The Sponsor will decide whether or not to trade with OTC counterparties based on its ability to fill orders at the best available price amongst OTC market participants and bitcoin exchanges. Generally, the Sponsor will directly place purchase or sale orders for bitcoin on behalf of the Trust with participants in the OTC markets using DVP and RVP arrangements.

To the extent a Basket creation or redemption order necessitates the buying or selling of a large block of bitcoin (e.g., an amount that if an order were placed on an exchange would potentially move the price of bitcoin), the Sponsor represents that placing such a trade in the OTC market may be advantageous to the Trust. OTC trades help avoid factors such as potential price slippage (causing the price of bitcoin to move as the order is filled on exchange), while offering speed in trade execution and settlement (an OTC trade can be executed immediately upon agreement of terms between counterparties) and privacy (to avoid other market participants entering trades in advance of a large block order).

OTC bitcoin trading is typically private and not regularly reported. When trading in the OTC market, the Sponsor, on behalf of the Trust, will follow trading procedures similar to those applicable to trades executed with an exchange. When the Sponsor buys bitcoin on behalf of the Trust, it will only send U.S. dollars to the counterparty after it receives the bitcoin from the counterparty. Similarly, when the Sponsor sells bitcoin on behalf of the Trust, it will release the Trust’s bitcoin to the counterparty only after receiving the sales proceeds in U.S. dollars from the counterparty. While most OTC transactions will be executed on a DVP or RVP basis, if DVP or RVP trading is not practicable the Sponsor may enter into collateral arrangements with an OTC trading counterparty similar to that described above with respect to bitcoin exchanges.

Regardless of whether the Sponsor buys bitcoin on an exchange or in the OTC market, the Sponsor expects the Trust to take custody of bitcoin within one business day of an order to create a Basket.

Bitcoin Trading Activities of the Sponsor with Authorized Participants and Market Makers

Authorized Participants and market makers will generally want to hedge their exposure to bitcoin in connection with Basket creation and redemption orders. They may use non-deliverable forward contracts (“NDFs”) and swap contracts that create synthetic long and short exposure to bitcoin for such hedging purposes. While the Sponsor expects that NDFs and/or swaps will be offered by several participants in the bitcoin marketplace, including bitcoin exchanges and bitcoin OTC market participants, the Sponsor itself (operating on a principal basis) also may offer NDFs and swaps in order to provide Authorized Participants and market makers with additional options for hedging their exposure to bitcoin. In addition, to the extent requested by Authorized Participants and market makers, the Sponsor will act as agent by buying and selling bitcoin on behalf of the Authorized Participants and market makers, including short sale orders for hedging purposes. These arrangements will make it possible for Authorized Participants that lack the trading infrastructure to transact in bitcoin to be able to hedge their exposure by entering into an NDF or swap contract and/or by selling bitcoin short.

The Sponsor will only enter into NDF or swap transactions with Authorized Participants and market makers, and/or act as agent by buying and selling bitcoin on behalf of Authorized Participants and market makers, to the extent requested by Authorized Participants and market makers. The Trust will not be a party to any such transactions.

Additional bitcoin Trading Products

Certain non-U.S. based bitcoin exchanges offer derivative products on bitcoin such as options, swaps and futures.

BitMex, based in the Republic of Seychelles, CryptoFacilites, based in the United Kingdom, 796 Exchange, based in China, and OKCoin Exchange China all offer futures contracts settled in bitcoin. Coinut, based in Singapore, offers bitcoin binary options and vanilla options based on the Coinut index. Nadex, based in Chicago, offers bitcoin binary options denominated in U.S. dollars using the TeraBit Bitcoin Price Index. IGMarkets, based in the United Kingdom, Avatrade, based in Ireland, and Plus500, based in Israel, all offer bitcoin contracts for difference.

The CFTC has approved TeraExchange, LLC as a swap execution facility where bitcoin swap and non-deliverable forward contracts may be entered into. TeraExchange is the provider of the TeraBit Bitcoin Price Index. The CFTC has also provisionally approved LedgerX, LLC as a swap execution facility.

Bitcoin Investment Trust (“BIT”) is a private, open-ended trust available to accredited investors that derives its value from the price of bitcoin. Eligible shares of BIT are quoted on the OTCQX marketplace under the symbol “GBTC.” BIT was founded in 2013.

In May 2015, the Swedish FSA approved the prospectus for Bitcoin Tracker One, an open-ended exchange-traded note that tracks the price of bitcoin in U.S. dollars. The Bitcoin Tracker One initially traded in Swedish krona on the Nasdaq Nordic in Stockholm, but is now also available to trade in euro. The Bitcoin Tracker One is available to retail investors in the European Union and to those investors in the U.S. who maintain brokerage accounts with Interactive Brokers.

In May 2016, the Gibraltar Financial Services Commission approved the BitcoinETI, which in July 2016 was listed on the Gibraltar Stock Exchange and on Deutsche Börse Frankfurt in August 2016. The BitcoinETI is a bitcoin-backed exchange traded instrument that is Euro denominated. The product is UCITS eligible, passportable to all 31 Europe Economic Area countries and Switzerland, available to sophisticated investors through a standard brokerage account, and employs standard Clearstream/Euroclear settlement.

Illicit Use and Fraudulent Activity

As with any other asset or medium of exchange, bitcoin can be used to purchase illegal goods, fund unlawful activities or to launder money. Bitcoin has been used for unlawful gambling and for the purchase of illegal goods.

The utilization of bitcoin provides users with a certain degree of anonymity, insofar as sending and receiving bitcoin does not involve the use of personal information (i.e., bitcoin addresses are strings of up to 35 alphanumeric characters that appear random). Anonymity is limited, however, by the nature of bitcoin transactions, all of which are recorded indelibly on the blockchain, and by the fact that bitcoin exchanges conduct AML and KYC verifications on their users (see “Bitcoin and the Bitcoin Industry—bitcoin Exchange Market”).

During the past several years, a number of bitcoin businesses have been associated with bitcoin theft and fraudulent schemes.

Historical Chart of the Price of bitcoin

The price of bitcoin is volatile and fluctuations are expected to have a direct impact on the value of the Shares. However, movements in the price of bitcoin in the past are not a reliable indicator of future movements. Movements may be influenced by various factors, including supply and demand, geo-political uncertainties, economic concerns such as inflation, and real or speculative investor interest.

The following chart, which is based on (i) historical trading data from Mt. Gox (for the period July 2010, through August 2011); (ii) historical data for trading activity prior to the operational launch of the XBX1 that was back calculated by TradeBlock using the XBX methodology (for the period September 2011 through June 2014); and (iii) the XBX (for the period July 2014 through March 2016), illustrates the changes in the price of bitcoin during the period July 2010 through March 2016:

[1]	The XBX has been in operation since April 2014 and was launched publicly on November 3, 2014.

The following chart compares the change in bitcoin price as represented by the XBX and the average price of bitcoin on Bitfinex, Bitstamp, Coinbase, itBit and OKCoin International:

Competition

Bitcoin is not the only available decentralized digital asset. Other cryptographic digital assets have been developed since the inception of the Bitcoin, including, but not limited to, Namecoin, Litecoin, Ripple and Ethereum. However, as the first to market, Bitcoin has captured over 90% of the market share. While a competitive product could displace the market share Bitcoin currently occupies, it would face significant headwinds due to the network effect and financial and intellectual investments currently enjoyed by the market leader.

THE TRUST’S BITCOIN SECURITY SYSTEM

bitcoin Security

The Sponsor is responsible for the custody of the Trust’s bitcoin. The security of the Trust’s bitcoin relies upon the safekeeping of private keys that provide access to customized bitcoin wallets, from which and to which the Trust’s bitcoin can be transferred. The Sponsor expects that the Trust’s auditor will verify the existence of bitcoin held in custody by the Trust. In addition, the Trust’s insurance carriers will have inspection rights associated with the bitcoin held in custody by the Trust.

The Sponsor’s bitcoin security solution uses what are known as “cold storage wallets,” which are specialized wallets that keep private keys on computers that are not connected to the Internet or any other computer network. Computers on which the cold storage wallets reside are described as air-gapped, a reference to their isolation from the Internet and other computers. The ability to transfer bitcoin using cold storage wallets is facilitated by the ability of wallet software to use the private key to create a valid digital signature on a proposed bitcoin transaction, in spite of a lack of connectivity to the Internet. Once the proposed bitcoin transaction is signed, it is saved to a file and the file is moved to an Internet-connected computer via physical media (a USB flash stick, SD card or similar). A signed bitcoin transaction never reveals the underlying private key with which the transaction was signed. The system is similar in concept to placing a wax seal on a document: the recipient can see the wax seal and verify the authenticity of the document, but seeing the wax seal does not provide access to the underlying sealing mechanism.

Beyond using cold storage wallets, the Sponsor also uses what are known as multi-signature transactions when transferring bitcoin. In order for a multi-signature transaction to be valid and accepted into a block by a miner, the transaction must be digitally signed using more than one private key from within a set of pre-established valid private keys. The Sponsor’s bitcoin security system requires multiple designated Sponsor employees to access and transact with the Trust’s bitcoin.

Business Continuity Plan

The Sponsor maintains business continuity plans and procedures designed to ensure a prompt recovery following the loss or partial loss of any of the Trust’s infrastructure, systems or facilities. For backup and disaster recovery purposes, the Sponsor will maintain cold wallet backups in locations geographically distributed throughout the United States, including in the Northeast and Midwest. The recovery plans are tested on a regular basis in order to verify their effectiveness. Plans are maintained and updated based upon results of the tests and as needs change.

THE TRUST’S BITCOIN INSURANCE

The Trust maintains crime, excess crime and excess vault risk insurance coverage underwritten by various insurance carriers. Both the Trust and the Sponsor (the “Insured”) are insured parties under the insurance policy. Pursuant to the terms of the policy, each of the Trust and Sponsor has the ability to submit a claim in connection with the policy and to cancel the policy. The insurers may not cancel the policy for the initial term of the policy (which is one year) once the premium has been paid. Any amendment to the policy would require the consent of both the Insured and the insurers.

The purpose of the insurance is to protect shareholders against loss or theft of the Trust’s bitcoin. The insurance will cover loss of bitcoin by, among other things, theft, destruction, bitcoin in transit, computer fraud and other loss of the private keys that are necessary to access the bitcoin held by the Trust. See “Bitcoin and the Bitcoin Industry—bitcoin Transactions and Digital Signatures.” The coverage is subject to certain terms, conditions and exclusions (further outlined below). To the extent the value of the Trust’s bitcoin holdings exceeds the total $125,000,000 of insurance coverage as discussed below, the Sponsor has made arrangements for additional insurance coverage.

Crime Insurance

The Crime Insurance policy covers loss of bitcoin up to a maximum of $10,000,000 caused by:

•	Theft by an employee of the Sponsor acting alone or in collusion with others.

•	Robbery, burglary, theft, mysterious unexplainable disappearance, and damage thereto or destruction thereof, while the private key(s) associated with the Trust’s bitcoin (the “Property”) is within the Insured’s premises.

•	Direct loss while the Property is in transit anywhere in the custody of an employee of the Insured, a messenger, an armored motor vehicle company, or any other person or entity duly authorized by the Insured to have custody.

•	Computer fraud or funds transfer fraud, or by reason of the loss of the Sponsor’s electronic data as the result of the destruction or attempt thereat of such electronic data due to a computer virus caused by any person while such electronic data are stored within the Trust’s computer system.

•	Underwriters shall indemnify the Sponsor for all reasonable legal fees, costs and expenses incurred and paid by the Sponsor in the defense of any demand, claim, suit, or legal proceeding with respect to which the Sponsor establishes that the act or acts which were committed would entitle the Sponsor to recovery under the policy if any loss resulted therefrom.

The Crime Insurance policy excludes the following:

•	Any loss, claim or damage that does not exceed the policy’s $500,000 deductible.

•	Loss caused or contributed by theft or any other fraudulent, dishonest or criminal act committed by a partner, employee or director of the Sponsor, controlling more than 25% of the issued share capital of the Sponsor or any of its subsidiaries.

•	Loss caused by an employee if an elected or appointed official of the Insured (not in collusion) knows of any act or acts of theft, fraud or dishonesty involving amounts in excess of $5,000 by such employee prior to the Insured’s discovery of a loss caused by such act or acts of the employee.

•	Loss of income or profit not realized by the Sponsor.

•	Loss of trade secrets or confidential information of any kind, except to the extent that such confidential information is used to support or facilitate the commission of an act otherwise covered by the policy.

•	Loss due to the giving or surrendering of physical property in any legitimate exchange or purchase.

•	Any loss or part thereof, the proof of which, either as to its factual existence or as to amount, is solely dependent upon an inventory or a profit and loss computation. However, where the Insured establishes wholly apart from such computation that it has sustained a loss, then the Insured may offer its inventory records in support of the amount of loss claimed.

•	Indirect or consequential loss of whatever nature.

•	Loss or damage directly or indirectly caused by or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation or nationalization or requisition or destruction of or damage to property by or under the order of any government or public or local authority.

•	Loss due to radioactive contamination to any property whatsoever or any loss or expense whatsoever resulting or arising therefrom or any consequential loss or legal liability of whatsoever nature directly caused by or contributed to by or arising from ionizing radiation or contamination by radioactivity from any nuclear fuel or nuclear waste from the combustion of such fuel, or the radioactive, toxic, explosive or other hazardous properties of any explosive nuclear component thereof.

•	Loss caused solely by arithmetical, accounting or computing errors or omissions.

•	Prior known circumstances that would give rise to a loss.

•	Loss resulting wholly or partially from the complete or partial non-payment of or default upon any loan.

•	Loss resulting wholly or partially from payments or withdrawals involving items received by the Insured that are not fully paid for.

•	Loss resulting solely and directly from the network failure of the Bitcoin protocol.

•	With respect to any loss sustained on the premises of the Insured or while Property is in transit:

•	Loss or damage due to forged or fraudulently altered or counterfeit bitcoin;

•	Loss or damage to bitcoin while in the mail;

•	Loss that constitutes kidnap/ransom payments or other extortion payments (as distinguished from the proceeds of robbery) surrendered away from the Insured’s premises to any person as a result of a threat to do (1) bodily harm to any person or (2) damage to the Insured’s premises or other property owned by the Insured;

•	Loss or damage to Property that arises directly or indirectly by reason of or in connection with terrorism;

•	Any loss sustained prior to the start date of the policy or any loss involving any act, transaction, or event which occurred or commenced prior to the start date of the policy;

•	Any legal liability arising directly or indirectly as a result of or in connection with any act or acts (or alleged act or acts) of money laundering or any act or acts (or alleged act or acts) which are in breach of and/or constitute an offense or offenses under any money laundering legislation (or any provisions and/or rules or regulations made by any Regulatory Body or Authority thereunder);

•	No insurer shall be deemed to provide cover and no insurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose the insurer, or its parent, to any sanction, prohibition or restriction implemented pursuant to resolutions of the United Nations or the trade and economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America; and

•	Loss of Property where such Property is stored or being transmitted between computers or similar electronic devices that are connected to the Internet.

Excess Crime Insurance

The Excess Crime Insurance policy covers losses, up to a maximum of $15,000,000, sustained in excess of the $10,000,000 covered by the Crime Insurance policy. Liability to pay under this policy shall not attach unless and until the underwriters of the Crime Insurance policy shall have paid the full amount of their indemnity.

It is a condition of the Excess Crime Insurance policy that the Crime Insurance policy shall be maintained in full effect during the currency of the Excess Crime Insurance policy. Failure to comply with the maintenance of the Crime Insurance policy requirement shall not invalidate the Excess Crime Insurance policy, but in the event of such failure, the underwriters shall be liable under the Excess Crime Insurance policy only to the extent that they would have been liable had the Sponsor complied with the maintenance obligation.

To the extent the Crime Insurance policy is partially reduced by reason of payment, then the Excess Crime Insurance policy shall apply in excess of the reduced amount. To the extent the Crime Insurance policy is totally exhausted by reason of payment, then the Excess Crime Insurance policy shall continue in force.

Except as discussed above, the Excess Crime Insurance policy is subject to the same terms, exclusions, conditions and definitions as the Crime Insurance policy.

There is no additional deductible payment, above the $500,000 deductible for the Crime Insurance policy, in connection with a claim made under the Excess Crime Insurance policy.

Excess Vault Risk Insurance

The Excess Vault Risk Insurance covers losses to the Trust’s bitcoin private keys up to a maximum of $100,000,000, sustained in excess of the $25,000,000 covered by the primary Crime Insurance policy and Excess Crime Insurance policy. The Excess Vault Risk Insurance relates to the storage of the Property on air-gapped computers held in safes located on the Insured’s premises or in safe deposit boxes.

The Excess Vault Risk Insurance covers against physical loss or damage of the Property caused by or resulting from:

•	Fire, lightning, explosion, smoke, windstorm, hail, riot, civil commotion, aircraft, vehicles, vandalism, sprinkler leakage, sinkhole collapse, volcanic action and falling objects; weight of snow, ice, or sleet; water damage, flood, earthquake and theft following violent or forcible entry that either consequently renders the Trust’s bitcoin unrecoverable, or results in an unauthorized transfer of the Trust’s bitcoin to a third party.

•	Unauthorized, improper and/or dishonest acts by an employee of the Insured who has access to the Property, which either consequently renders the Trust’s bitcoin unrecoverable, or results in an unauthorized transfer of the Trust’s bitcoin to a third party that is verifiable on the blockchain, provided such loss is discovered within 96 hours after the occurrence.

•	Theft from the Insured’s premises by an employee of the Insured who has access to the Property, which either consequently renders the Trust’s bitcoin unrecoverable, or results in an unauthorized transfer of the Trust’s bitcoin to a third party that is verifiable on the blockchain.

The Excess Vault Risk Insurance excludes the following:

•	Any loss resulting wholly or partially from any act or default of any director or officer of the Insured solely by reason of his serving in such capacity.

•	Any and all losses resulting directly or indirectly from the complete or partial non-payment of, or default upon, any loan or transaction involving the Insured as a lender or borrower, or extension of credit, including the purchase, discounting or other acquisition of false or genuine accounts, invoices, notes, agreements or evidence of debt, whether such loan, transaction or extension was procured in good faith or through deception, artifice, fraud, or false pretences.

•	Any and all losses resulting from trading, with or without the knowledge of the Insured, whether or not represented by any indebtedness or balance shown to be due the Insured on any customer’s account, actual or fictitious, and notwithstanding any act or omission on the part of any employee in connection with any account relating to such trading, indebtedness, or balance. However, this exclusion is in no way intended to remove or limit the coverage of physical loss or damage as provided for under this wording.

•	Any and all losses resulting from loss, theft or damage where, at the time of such loss, theft or damage, the Property was either stored on a computer or similar device connected to the Internet or was in the course of electronic transmission via the Internet.

•	Any and all losses caused or contributed by theft or any other fraudulent, dishonest or criminal act committed by a partner, employee or director of the Sponsor, controlling more than 25% of the issued share capital of the Sponsor or any of its subsidiaries.

•	Any and all loss resulting from the network failure of the Bitcoin protocol.

•	Any and all losses caused by an employee who has access to the Property if an elected or appointed official of the Insured becomes aware of any act or acts of theft, fraud or dishonesty by such employee prior to the Insured’s discovery of a loss caused by such act or acts.

•	Loss or damage directly or indirectly caused by or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation or nationalization or requisition or destruction of or damage to property by or under the order of any government or public or local authority.

•	Loss due to radioactive contamination to any property whatsoever or any loss or expense whatsoever resulting or arising therefrom or any consequential loss or legal liability of whatsoever nature directly caused by or contributed to by or arising from ionizing radiation or contamination by radioactivity from any nuclear fuel or nuclear waste from the combustion of such fuel, or the radioactive, toxic, explosive or other hazardous properties of any explosive nuclear component thereof.

•	Loss or damage to Property that arises directly or indirectly by reason of or in connection with terrorism.

•	Any legal liability arising directly or indirectly as a result of or in connection with any act or acts (or alleged act or acts) of money laundering or any act or acts (or alleged act or acts) which are in breach of and/or constitute an offense or offenses under any money laundering legislation (or any provisions and/or rules or regulations made by any Regulatory Body or Authority thereunder).

•	No insurer shall be deemed to provide cover and no insurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose the insurer, or its parent, to any sanction, prohibition or restriction implemented pursuant to resolutions of the United Nations or the trade and economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America.

DESCRIPTION OF THE XBX

The XBX is a real-time U.S. dollar-denominated composite reference rate for the price of bitcoin. The XBX calculates the intra-day price of bitcoin every second, including the closing price as of 4:00 p.m. E.T. The intra-day price and closing price are based on a methodology that consists of collecting and cleansing actual trade data from several bitcoin exchanges included within the index. TradeBlock uses standardized eligibility criteria based on periodically-reviewed governance principles to select trading venues for inclusion in the XBX. As of June 30, 2016, the eligible bitcoin exchanges selected by TradeBlock include Bitfinex, Bitstamp, Coinbase, itBit and OKCoin International. The XBX currently does not include any other bitcoin exchanges, derivative exchanges, dark pools, OTC or other trading venues. The logic utilized for the derivation of the daily closing index level for the XBX is intended to analyze actual bitcoin transactional data, verify and refine the data set, and yield an objective, fair-market value of one bitcoin as of 4:00 p.m. E.T. each weekday, priced in U.S. dollars. TradeBlock’s XBX index has been in operation since July 2014.

The key elements of the algorithm underlying the XBX include:

•	Volume/Liquidity Weighting: Exchanges with greater liquidity receive a higher weighting in the XBX, increasing the ability to execute against the XBX in the underlying spot markets. Liquidity weighting also mitigates the impact of volume spikes during off-peak trading hours.

•	Price Variance Weighting: The XBX price reflects data points that are discretely weighted in proportion to their variance from contemporaneous pricing data reflected on the XBX’s constituent exchanges. As the price at a particular exchange diverges from the rest of the data points, its influence on the XBX consequently decreases.

•	Inactivity Adjustment: The algorithm penalizes stale ticks on any given exchange. If an exchange does not have recent trading data, its weighting is gradually reduced, until it is de-weighted entirely. Similarly, once activity resumes, the corresponding weighting for that constituent is gradually increased until it reaches the appropriate level.

•	Thin Order Books: The XBX minimizes the impact of thin order books and fluctuating prices, which provides a more stable and reliable benchmark for the price of bitcoin.

The XBX index calculation methodology and governance protocol are based on the principles established by the International Organization of Securities Commissions for financial benchmarks. To ensure that TradeBlock’s exchange selection process is impartial, TradeBlock implements a standardized eligibility framework that includes elements such as depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, and acceptance of U.S. dollar deposits. TradeBlock conducts a quarterly review of the constituent exchanges and the algorithm used to calculate XBX prices and maintains a history of all updates. In the event of market stress or unresponsive input data from the constituent exchanges, the XBX algorithm will incorporate a minimum of one input to calculate a benchmark value. In the unlikely event of no input data from all constituent values, the index will default to the most recent value for which one or more inputs were present.

XBX LICENSING AGREEMENT AND DISCLAIMER

The Sponsor has entered into a licensing agreement with TradeBlock to use the XBX. The Trust is entitled to use the XBX pursuant to a sub-licensing arrangement with the Sponsor.

The Shares are not sponsored, endorsed, sold or promoted by TradeBlock. TradeBlock makes no representation or warranty, express or implied, to the shareholders of the Trust or any member of the public regarding the advisability of investing in securities generally or in the Trust in particular or the ability of the XBX to track bitcoin market price performance. TradeBlock’s only relationship to the Sponsor is the licensing of certain service marks and service names of TradeBlock and of the XBX, which is determined, composed and calculated by TradeBlock without regard to the Sponsor or the Trust. TradeBlock has no obligation to take the needs of the Sponsor or the shareholders of the Trust into consideration in determining, composing or calculating the XBX. TradeBlock is not responsible for and has not participated in the determination of the prices and amount of the Shares or the timing of the issuance or sale of the Shares or in the determination or calculation of the equation by which the Shares are redeemable. TradeBlock has no obligation or liability in connection with the administration, marketing or trading of the Shares.

TradeBlock makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of XBX for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by TradeBlock is for informational purposes only, not intended for trading purposes, and provided on an ”as is“ basis. TradeBlock does not warrant that the index information will be uninterrupted or error-free, or that defects will be corrected. TradeBlock also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Investors should undertake their own due diligence regarding securities and investment practices.

BUSINESS OF THE TRUST

The activities of the Trust are limited to: (1) issuing Baskets in exchange for the cash deposited with the Custodian as consideration; (2) purchasing bitcoin from various exchanges and in OTC transactions; (3) selling bitcoin (or transferring bitcoin, at the Sponsor’s discretion, to pay the Management Fee) as necessary to cover the Sponsor’s Management Fee, Trust expenses not assumed by the Sponsor and other liabilities; (4) selling bitcoin as necessary in connection with redemptions; (5) delivering cash in exchange for Baskets surrendered for redemption; and (6) maintaining insurance coverage for the bitcoin held by the Trust. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of bitcoin.

Trust Objective

The Trust will seek to provide shareholders with exposure to the daily change in the U.S. dollar price of bitcoin, before expenses and liabilities of the Trust, as measured by the XBX. The Trust intends to achieve this objective by investing substantially all of its assets in bitcoin traded on various domestic and international bitcoin exchanges and OTC markets depending on liquidity and otherwise at the Sponsor’s discretion. The Trust will invest in bitcoin on a non-discretionary basis (i.e., without regard to whether the value of the Trust is rising or falling over any particular period).

CREATION AND REDEMPTION OF SHARES

The Trust issues and redeems Baskets, each equal to a block of 10,000 Shares, only to Authorized Participants. The creation and redemption of Baskets will principally be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of bitcoin and/or cash represented by the net asset value of the Baskets being created or redeemed, the amount of which will be based on the combined bitcoin represented by the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Orders to create and redeem Baskets may be placed only by Authorized Participants. An Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions and (2) be a participant in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor and the Administrator. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the cash (and, potentially, bitcoin in kind) required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Administrator and the Sponsor, without the consent of any shareholder or Authorized Participant. A transaction fee of $[●] will be assessed on all creation and redemption transactions effected in kind. In addition, a variable transaction fee will be charged to the Authorized Participants for creations and redemptions effected in cash to cover the Trust’s expenses related to purchasing and selling bitcoin on bitcoin exchanges or in OTC transactions. Such expenses may vary, but the Trust currently expects such expenses to constitute 1% or less of the value of a Basket.

Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. [As of the date of this Prospectus, [●] [have each] signed an Authorized Participant Agreement with the Sponsor and the Administrator and, upon the effectiveness of such agreement, may create and redeem Baskets as described above.] Persons interested in purchasing Baskets should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this Prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Administrator to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca is closed for regular trading. Purchase orders must be placed by 1:00 p.m., E.T. The day on which the Administrator receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Basket is determined by calculating the NAV of 10,000 Shares of the Trust as of the closing time of NYSE Arca on the purchase order date. Baskets are issued as of 9:30 a.m., E.T., on the business day immediately following the purchase order date at the applicable NAV as of the closing time of NYSE Arca on the purchase order date, but only if the required payment has been timely received.

Orders to purchase Baskets must be placed no later than 1:00 p.m. E.T., but the total payment required to create a Basket will not be determined until 4:00 p.m., E.T., on the date the purchase order is received. Authorized Participants therefore will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. Valid orders to purchase Baskets received after 1:00 p.m. E.T. are considered received on the following day. The NAV of the Trust and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

The payment required to create a Basket typically will be made in cash, but it may also be made partially or wholly in kind at the discretion of the Sponsor if the Authorized Participant requests to convey bitcoin directly to the Trust. To the extent the Authorized Participant places an in kind order to create, the Authorized Participant must deliver bitcoin directly to the Sponsor (i.e. to the security system that holds the Trust’s bitcoin) and an amount of cash referred to as the “Cash Component,” computed as described below, each no later than 1:00 p.m. E.T. on the date the purchase order is received. The amount of bitcoin delivered by the Authorized Participant must be in an amount equal to the number of bitcoin necessary to create a Basket as of 4:00 p.m. E.T. on the date the purchase order is received. Upon delivery of the bitcoin to the Sponsor’s security system and the Cash Component to the Custodian, the Administrator will cause the Trust to issue a Basket to the Authorized Participant. Expenses relating to purchasing bitcoin in assembling an in-kind creation Basket, such as bitcoin exchange-related fees and/or transaction fees, will be borne by Authorized Participants. With respect to creations in cash, Authorized Participants will be charged a variable transaction fee to cover expenses as set forth above.

The Cash Component is an amount equal to the difference between the NAV of the Shares (per Basket) and the “Deposit Amount,” which is an amount equal to the market value of bitcoin (per Basket) which, for this purpose, is calculated in the same manner as the Trust values its bitcoin, as set forth in “Description of the Trust – Pricing Sources.” The Cash Component serves to compensate for any difference between the NAV per Basket and the Deposit Amount. Payment of any tax or other fees and expenses payable upon transfer of bitcoin shall be the sole responsibility of the Authorized Participant purchasing a Basket.

The Sponsor makes available through the National Securities Clearing Corporation (“NSCC”) on each business day, prior to the opening of business on the NYSE Arca, the amount of bitcoin required for an in-kind creation of a Basket. This amount is applicable in order to effect in-kind purchases of Baskets until such time as the next-announced amount is made available.

Rejection of Purchase Orders

The Administrator may reject a purchase order if: (i) it determines that the purchase order is not in proper form; (ii) the Administrator or the Sponsor believes the purchase order would have adverse tax consequences to the Trust or the shareholders; or (iii) circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Baskets. The Administrator may reject a purchase order if the Sponsor thinks it is necessary or advisable for any reason, which the Sponsor determines is in the best interests of the Trust or shareholders. None of the Sponsor, the Trustee, the Administrator or the Custodian will be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Administrator to redeem one or more Baskets. Redemption orders must be placed no later than 1:00 p.m. E.T. on each business day the NYSE Arca is open for regular trading. The day on which the Administrator receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow only Authorized Participants to redeem Baskets. A shareholder may not redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust not later than 1:00 p.m., E.T., on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Trust consist of the “cash redemption amount” and, if making an in kind redemption, bitcoin. The cash redemption amount is equal to the NAV of the number of Baskets of the Trust requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca on the redemption order date. The Administrator will distribute the cash redemption amount at 4:00 p.m., E.T., on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system. At the discretion of the Sponsor and if the Authorized Participant requests to receive bitcoin directly, some or all of the redemption proceeds may be distributed to the Authorized Participant in kind. Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges that may be due.

Delivery of Redemption Proceeds

The redemption proceeds due from the Trust are delivered to the Authorized Participant at 4:00 p.m., E.T., on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trust’s DTC account by 4:00 p.m., E.T., on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Sponsor will also be authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Trust’s DTC account by 4:00 p.m., E.T., on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the case of in-kind redemptions, the Sponsor makes available through the NSCC, prior to the opening of business on the NYSE Arca on each business day, the amount of bitcoin per Basket that will be applicable to redemption requests received in proper form.

To the extent the Authorized Participant places an in kind order to redeem a Basket, the Sponsor will deliver, on the business day immediately following the day the redemption order is received, bitcoin to the Authorized Participant in an amount equal to the number of bitcoin necessary to redeem a Basket as of 4:00 p.m. E.T. Expenses relating to transferring bitcoin to an Authorized Participant in a redemption Basket will be borne by Authorized Participants via the redemption transaction fee. With respect to redemptions in cash, Authorized Participants will be charged a variable transaction fee to cover expenses as set forth above.

Suspension or Rejection of Redemption Orders

The Administrator may, in its discretion, suspend the right of redemption or postpone the redemption settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable or (2) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. None of the Sponsor, the Trustee, the Administrator or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Administrator will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

An Authorized Participant submitting a redemption request is deemed to represent to the Trust that it (or its client) (i) owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares to be redeemed and can receive the entire proceeds of the redemption, and (ii) the Shares to be redeemed have not been loaned or pledged to another party nor are they the subject of a repurchase agreement, securities lending agreement or such other arrangement that would preclude the delivery of such Shares to the Trust. The Trust reserves the right to verify these representations at its discretion, but will typically require verification with respect to a redemption request if the Trust is experiencing higher levels of redemption activity and/or short interest. If the Authorized Participant, upon receipt of a verification request, does not provide sufficient verification of its representations as determined by the Trust, the redemption request will not be considered to have been received in proper form and may be rejected by the Trust.

Tax Responsibility

Authorized Participants are responsible for any transfer, sales or use, recording value added or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether such tax or charge is imposed directly on the Authorized Participant, and Authorized Participants agree to indemnify the Sponsor, the Administrator and the Trust if any of them is required by law to pay any such tax, together with any applicable penalties, additions thereto or interest thereon.

Creation and Redemption Transaction Fee

To compensate the Trust for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee of $[●] per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice. In addition, a variable transaction fee will be charged to the Authorized Participants for creations and redemptions effected in cash to cover the Trust’s expenses related to purchasing and selling bitcoin.

PLAN OF DISTRIBUTION

The Trust will issue Shares in Baskets to Authorized Participants from time to time in exchange for cash (and, potentially, in kind for bitcoin). A current list of the Authorized Participants [is] available from the Administrator and the Sponsor. The Trust will not issue fractions of a Basket to Authorized Participants. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The initial authorized participant (“Initial Purchaser”) is a statutory underwriter under Section 2(a)(11) of the Securities Act. Subsequent Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter.

Prospective shareholders who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Prospective shareholders are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Dealers who are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by section 4(3) of the Securities Act.

Prospective shareholders intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such shareholder’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

[The Sponsor has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Administrator has agreed to reimburse such parties, solely from and to the extent of the Trust’s assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due.]

The offering Baskets are being made in compliance with FINRA Conduct Rule 2310. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with such offering of Shares in excess of 10% of the gross proceeds of the offering.

The Shares will trade on the NYSE Arca under the symbol XBTC.

DESCRIPTION OF THE TRUST

The Trust

The Trust was formed on [●], 2016 when an initial deposit of cash was made in exchange for the issuance of [●] Baskets. The Trust will seek to provide shareholders with exposure to the daily change in the U.S. dollar price of bitcoin, before expenses and liabilities of the Trust, as measured by the XBX. The Trust is governed by the Trust Agreement between the Sponsor and the Trustee. The Trust Agreement sets out the rights of the shareholders and the rights and obligations of the Sponsor and the Trustee. New York State law governs the Trust Agreement. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which this Prospectus is a part.

The assets of the Trust consist primarily of bitcoin. Bitcoin will be sold: (1) to pay the expenses of the Trust not assumed by the Sponsor; (2) in connection with redemptions of Baskets; and (3) if the Trust terminates and liquidates its assets. The sale of bitcoin by the Trust, including the sale of bitcoin to generate cash to pay its fees and expenses, will be a taxable event for shareholders. See “U.S. Federal Income Tax Consequences — Taxation of U.S. Shareholders.”

The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Trust is not a commodity pool for purposes of the Commodity Exchange Act and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash represented by the net asset value of the Baskets being created or redeemed. The total amount of cash required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The initial amount of cash required for deposit with the Trust to create Shares is [●] per Basket.

The Trust has no fixed termination date.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Management Fee, paid monthly in arrears, in an amount equal to [●]% per annum of the daily NAV of the Trust.

In exchange for the Management Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: each of the Trustee’s and the Administrator’s monthly fee and out-of-pocket expenses; bitcoin storage fees; the Custodian’s fee; the marketing support fees and expenses;

expenses reimbursable under the Custody Agreement; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees; and up to $100,000 per annum in legal expenses. The Sponsor is responsible for the custody of bitcoin held by the Trust. The Sponsor will be responsible for paying the premiums associated with the bitcoin insurance that will be maintained by the Trust. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the Shares, including applicable SEC registration fees.

The Trust will be responsible for reimbursing the Sponsor or its affiliates for paying all the extraordinary fees and expenses, if any, of the Trust. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. The Trust will cause the Sponsor to either (i) receive bitcoin from the Trust in such quantity as may be necessary to pay the Management Fee and other Trust expenses and liabilities not assumed by the Sponsor or (ii) sell bitcoin in such quantity as may be necessary to permit payment in cash of the Management Fee and other Trust expenses and liabilities not assumed by the Sponsor.

The Sponsor will cause bitcoin to be sold through dealers in OTC transactions or directly on bitcoin exchanges through which the Sponsor may reasonably expect to obtain a favorable price and good execution of orders. The Sponsor may consider the market price (relative to the value of bitcoin as represented by XBX) expected to be obtained by such dealer or through such bitcoin exchange and the ability of the dealer or bitcoin exchange to conduct the sale of bitcoin with a minimal impact on the market price of bitcoin. The Sponsor may offset the importance of one factor against the remaining factors. Neither the Sponsor nor the Administrator is liable for depreciation or loss incurred by reason of any sale. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” for information on the tax treatment of bitcoin sales.

The Sponsor will also cause the sale of the Trust’s bitcoin if the sale is required by applicable law or regulation or sell the Trust’s bitcoin in connection with the termination and liquidation of the Trust. The Administrator will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of bitcoin directed by the Sponsor.

Cash held by the Administrator pending payment of the Trust’s expenses will not bear any interest.

Valuation of bitcoin and Computation of Net Asset Value

The NAV for the Trust will equal the market value of the Trust’s total assets, including bitcoin and cash, less liabilities of the Trust, which include estimated accrued but unpaid fees, expenses and other liabilities. Under the Trust’s proposed operational procedures, the Administrator will calculate the NAV on each business day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 p.m. E.T. To calculate the NAV, the Administrator will use the price set for bitcoin by the XBX or one of the other pricing sources set forth below (each, a “bitcoin Market Price”). The Administrator will also determine the NAV per share by dividing the NAV of the Trust by the number of the Shares outstanding as of the close of trading on the NYSE Arca (which includes the net number of any Shares deemed created or redeemed on such evaluation day).

The Administrator’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust, and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

Pricing Sources

In the ordinary course of business, the Administrator will value the bitcoin held by the Trust based on the price set by the XBX as of 4:00 p.m. E.T., on the valuation date on any day that the NYSE Arca is open for regular trading. For further detail, see (i) below. If for any reason, and as determined by the Sponsor, the Administrator is unable to value the Trust’s bitcoin using the procedures described in (i), the Administrator will value the Trust’s bitcoin using the cascading set of rules set forth in (ii) through (iv) below. For the avoidance of doubt, the Administrator will employ the below rules sequentially and in the order as presented, should the Sponsor determine that one or more specific rule(s) fails. The Sponsor may determine that a rule has failed if a pricing source is unavailable or, in the judgement of the Sponsor, is deemed unreliable. To the extent the Administrator uses any of the cascading set of rules, the Sponsor will make public on its website at [●] the rule being used.

(i)	bitcoin Market Price = The price set by the XBX as of 4:00 p.m. E.T., on the valuation date. The XBX is a real-time U.S. dollar-denominated composite reference rate for the price of bitcoin. The XBX calculates the intra-day price of bitcoin every second, including the closing price as of 4:00 p.m. E.T. The intra-day price and closing price are based on a methodology that consists of collecting and cleansing actual trade data from several bitcoin exchanges included within the index. TradeBlock uses standardized eligibility criteria based on periodically-reviewed governance principles to select trading venues for inclusion in the XBX. As of June 30, 2016, the eligible bitcoin exchanges selected by TradeBlock for inclusion in the XBX are Bitfinex, Bitstamp, Coinbase, itBit and OKCoin International. The logic utilized for the derivation of the daily closing index level for the XBX is intended to analyze actual bitcoin transactional data, verify and refine the data set, and yield an objective, fair-market value of one bitcoin as of 4:00 p.m. E.T. each weekday, priced in U.S. dollars.

(ii)	bitcoin Market Price = The price set by the CoinDesk Bitcoin Price Index (“XBP”) as of 4:00 p.m. E.T., on the valuation date. The XBP is a U.S. dollar-denominated composite reference rate for the price of bitcoin based on the volume weighted price at trading venues selected by CoinDesk, a cryptocurrency data provider. Trading venues used to calculate the XBP Index may include bitcoin exchanges, OTC markets, or derivative platforms. CoinDesk uses its discretion to select trading venues that will be included in the XBP based on guidelines, including depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, domicile in the United States and acceptance of U.S. dollar deposits. To calculate the reference rate, trade data is cleansed and compiled in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each data input based on price deviation relative to the observable set of data for the relevant trading venue, as well as recent and long-term trading volume at each venue relative to the observable set for the relevant trading venues. To calculate volume weighted price, the weighting algorithm is applied to the price and volume of all inputs for the immediately preceding 24-hour period at 4:00 p.m. E.T. on the valuation date.

(iii)	bitcoin Market Price = The volume weighted average bitcoin price for the immediately preceding 24-hour period at 4:00 p.m. E.T. on the valuation date as published by an alternative third party’s public data feed that the Sponsor determines is reasonably reliable, subject to the requirement that such data is calculated based upon a volume weighted average bitcoin price obtained from the major U.S. dollar-denominated bitcoin exchanges (“Second Source”). Subject to the next sentence, if the Second Source becomes unavailable (e.g., data sources from the Second Source for bitcoin prices become unavailable, unwieldy or otherwise impractical for use), or if the Sponsor determines in good faith that the Second Source does not reflect an accurate bitcoin price, then the Sponsor will, on a best efforts basis, contact the Second Source in an attempt to obtain the relevant data. If after such contact the Second Source remains unavailable or the Sponsor continues to believe in good faith that the Second Source does not reflect an accurate bitcoin price, then the Administrator will employ the next rule to determine the bitcoin Market Price.

(iv)	bitcoin Market Price = The Sponsor will use its best judgment to determine a good faith estimate of the bitcoin Market Price.

The Sponsor and the shareholders may rely on any evaluation or determination of any amount made by the Administrator, and, except for any determination by the Sponsor as to the price to be used to evaluate bitcoin, the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the

Administrator makes will be made in good faith upon the basis of, and the Administrator will not be liable for any errors contained in, information reasonably available to it. The Administrator will not be liable to the Sponsor, Authorized Participants, the shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Administrator against any liability resulting from bad faith or gross negligence in the performance of its duties.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust sells bitcoin to raise the funds needed for the payment of the Sponsor’s Management Fee and all Trust expenses or liabilities not assumed by the Sponsor. Additionally, at the Sponsor’s discretion, the Trust may pay the Sponsor’s Management Fee in bitcoin. See “The Sponsor—The Sponsor’s Management Fee.” The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of bitcoin. Bitcoin not sold to redeem Baskets of Shares, or to cover the Sponsor’s Management Fee and Trust expenses or liabilities not assumed by the Sponsor, will be held by the Sponsor on behalf of the Trust. As a result of the recurring sales of bitcoin necessary to pay the Sponsor’s Management Fee (or recurring transfers of bitcoin, at the Sponsor’s discretion, to pay the Management Fee) and the Trust expenses or liabilities not assumed by the Sponsor, the net asset value of the Trust and, correspondingly, the fractional amount of bitcoin represented by each Share will decrease over the life of the Trust. New cash deposits used to purchase bitcoin, received in exchange for additional new Baskets issued by the Trust, do not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of bitcoin (or transfers of bitcoin, at the Sponsor’s discretion, to pay the Management Fee) discussed above on the fractional amount of bitcoin represented by each outstanding Share. It assumes that the only sales or transfers of bitcoin will be those needed to pay the Sponsor’s Management Fee and that the price of bitcoin and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of bitcoin represented by each Share.

	Year 1		Year 2		Year 3
Hypothetical price per bitcoin	$	[●]	$	[●]	$	[●]
Sponsor’s Management Fee		[●]		[●]		[●]
Shares of Trust, beginning		[●]		[●]		[●]
Number of bitcoin in Trust, beginning		[●]		[●]		[●]
Beginning net asset value of the Trust	$	[●]	$	[●]	$	[●]
Number of bitcoin to be sold or transferred to cover the Sponsor’s Management Fee*		[●]		[●]		[●]
Number of bitcoin in Trust, ending		[●]		[●]		[●]
Ending net asset value of the Trust	$	[●]	$	[●]	$	[●]
Ending net asset value per Share	$	[●]	$	[●]	$	[●]

*	Sales (or transfers) occur daily, but the Sponsor’s Management Fee is payable monthly in arrears.

Termination of the Trust

The Trustee will notify or cause the Administrator to notify shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	The Trustee is notified that the Shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;

•	Shareholders acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	The Sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the Trustee has not appointed a successor and has not itself agreed to act as sponsor;

•	The SEC determines that the Trust is an investment company under the 1940 Act, and the Trustee has actual knowledge of such Commission determination;

•	The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Trustee has actual knowledge of such determination;

•	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Trustee receives notice from the Sponsor that, because of such determination, termination of the Trust is advisable;

•	A United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

•	The aggregate market capitalization of the Trust, based on the closing price for the Shares, is less than $[●] million (as adjusted for inflation by reference to the U.S. Consumer Price Index) at any time [more than [●] months after the Trust’s formation], and the Trustee receives, within six months after the last trading date on which such capitalization (as so based) was less than $[●] million, notice from the Sponsor of its decision to terminate the Trust;

•	The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” for federal tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

•	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity.

If the Sponsor fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties that by the terms of the Trust Agreement are required to be undertaken or performed by it, and such failure or incapacity is not cured within 30 days following receipt of notice from the Trustee of such failure or incapacity, or if the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Sponsor shall be deemed conclusively to have resigned effective immediately upon the occurrence of any of the specified events, or if the Sponsor resigns by sending notice of resignation to the Trustee without the appointment by the resigning Sponsor of a succeeding sponsor (which appointment is subject to the prior written consent of the Trustee, which shall not be unreasonably withheld), the Trustee may do any one or more of the following: (i) appoint a successor sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the Sponsor under the Trust Agreement by an instrument of appointment and assumption executed by the Trustee and the successor sponsor; (ii) agree to act as sponsor under the Trust Agreement without appointing a successor sponsor and without terminating the Trust Agreement; or (iii) terminate and liquidate the Trust and distribute its remaining assets pursuant to the Trust Agreement. The Trustee shall have no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the Trust is or is not terminated pursuant to the preceding sentence.

On and after the date of termination of the Trust, the Trustee shall not accept any deposits of cash after the date of termination. If any Shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to shareholders, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell bitcoin or direct the Sponsor to sell bitcoin as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Trustee by Authorized Participants (after deducting or upon payment of, in each case, the fee of the Trustee for the surrender of Shares, any expenses for the account of the shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 60 days following the date of termination of the Trust, the Trustee shall sell the Trust assets then held under the Trust Agreement pursuant to the Sponsor’s direction, or, if the Sponsor fails to provide such direction, as the Trustee determines and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of the shareholders that have not theretofore surrendered their Shares. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to deliver to shareholders against the surrender of their Shares their pro rata portion of the net proceeds and other cash (after deducting, in each case, any accrued fees and expenses, any taxes, other governmental charges or liabilities payable by the Trust, and any expenses for the account of the shareholders in accordance with the terms and conditions of the Trust Agreement). Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any shareholder. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the shareholders will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the shareholders. Notwithstanding the foregoing, the Sponsor may increase or decrease the Sponsor’s Management Fee upon 3 business days’ prior notice being posted on the website of the Trust and upon 3 business days’ prior notice being given to the Trustee. Every shareholder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of Authorized Participants to surrender Baskets and receive therefore the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee, the Administrator, DTC (as registered owner of the Trust’s global certificates for Shares) and the shareholders under the Trust Agreement, are governed by New York State law. The Sponsor, the Trustee, the Administrator, DTC, each Authorized Participant by its delivery of an Authorized Participant Agreement and each shareholder by the acceptance of a Share consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent in not required for any person to assert a claim of New York jurisdiction over the Sponsor, the Administrator, or the Trustee.

Fiscal Year

The Trust’s fiscal year will initially be the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE SHARES

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Trust will create Shares in Baskets (a Basket equals a block of 10,000 Shares) only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust and have no par value. The Shares of the Trust are expected to be listed for trading, subject to notice of issuance, on NYSE Arca under the symbol “XBTC.” The Trust’s Shares may be bought and sold on NYSE Arca like any other exchange-listed security.

Shareholders may obtain bitcoin pricing information from various financial information service providers, including the XBX. Current prices also are generally available with bid/ask spreads from bitcoin exchanges. In addition, the Trust’s website ([●]) will provide pricing information for bitcoin and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The net asset value of the Trust will be published by the Sponsor on each day that the NYSE Arca is open for regular trading and will be posted on the Trust’s website.

Any creation and issuance of Shares above the amount registered on the registration statement of which this Prospectus is a part will require the registration of such additional Shares.

Cash and Other Distributions

If the Trust is terminated and liquidated, the Administrator will distribute to the shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Administrator shall determine. See “Description of the Trust—Termination of the Trust.” Shareholders of record on the record date fixed by the Administrator for a distribution will be entitled to receive their pro rata portion of any distribution.

If the Sponsor and the Administrator determine that there is more cash being held in the Trust than is reasonably expected to be needed to pay the Trust’s expenses in the near future, the Sponsor at its discretion can either distribute the extra cash to DTC or use it to acquire additional bitcoin. The Trust has no obligation to make periodic distributions to shareholders.

If the Trust receives any proceeds in respect of its property other than those it is permitted to hold, the Administrator, at the direction of the Sponsor, will distribute that property to DTC by any means lawful, equitable and feasible. If the Administrator cannot distribute the property in that way, the Administrator, at the direction of the Sponsor, will sell the property and distribute the extra cash to DTC.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Administrator will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole U.S. dollars and cents and will round fractional cents down to the nearest whole cent. Neither the Sponsor nor the Administrator will be responsible if the Sponsor determines that it is unlawful or impractical to make a distribution available to registered holders.

Voting Rights

Under the Trust Agreement, shareholders have no voting rights, except in limited circumstances. However, registered holders of at least [25]% of the Shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and registered holders of at least [75]% of the Shares have the right to require the Trustee to terminate the Trust Agreement. In addition, certain amendments to the Trust Agreement require advance notice to the shareholders before the effectiveness of such amendments, but no shareholder vote or approval is required for any amendment to the Trust Agreement.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificate will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to: (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”); (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”); and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee, the Administrator and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, shareholders must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Shareholders should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket.

THE SPONSOR

The Sponsor, SolidX Management LLC, is a Delaware limited liability company. The Sponsor’s mailing address is 200 Park Avenue, New York, New York 10166. The Sponsor and its affiliates are experienced in the Bitcoin industry and bitcoin trading markets. The Sponsor is a wholly-owned subsidiary of SolidX Partners Inc. The Sponsor has no experience or history of past performance in managing an investment vehicle like the Trust.

The Sponsor’s Role

The Sponsor: (1) will select the Trustee, the Administrator and Custodian; (2) will negotiate various agreements and fees for the Trust; (3) will develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Shares; (4) will maintain the Trust’s web site; (5) will buy and sell bitcoin with a view to causing the performance of the Trust to track that of the XBX, over time, before expenses and liabilities of the Trust; (6) will provide custody services relating to custody of the Trust’s bitcoin; and (7) will perform such other services as the Sponsor believes that the Trust may require. The Sponsor may conduct some of its bitcoin trading on behalf of the Trust through the Subsidiary.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the NYSE Arca. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the Shares, including applicable SEC registration fees. In exchange for the Management Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: each of the Trustee’s and the Administrator’s monthly fee and out-of-pocket expenses; bitcoin storage fees; the Custodian’s fee; the marketing support fees and expenses; expenses reimbursable under the Custody Agreement; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees; and up to $100,000 per annum in legal expenses. The Sponsor will be responsible for paying the premiums associated with the bitcoin insurance that will be maintained by the Trust.

The Sponsor will not exercise day-to-day oversight over the Trustee, the Administrator or the other service providers to the Trust. The Sponsor may remove the Trustee and appoint a successor Trustee: (1) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $150 million); (2) if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days; or (3) if the Trustee fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding the proposed amendment. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter. The Sponsor also has the right to direct the Trustee to appoint any new or additional Custodian that the Sponsor selects.

Liability of the Sponsor and Indemnification

The Trust Agreement provides that the Sponsor will not assume any obligation nor shall be subject to any liability to any registered owner of Shares, Authorized Participant or other person (including liability with respect to the worth of the Trust property), except that the Sponsor agrees to perform its obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the member(s) of the Sponsor are not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the member(s) of the Sponsor. The Sponsor or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Sponsor is prevented, forbidden, subject to civil or criminal action or penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental or regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control. The Sponsor will not be liable by reason of any non-performance or delay in the performance of any action which may be performed under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreement and any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement or such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or such other agreement. Such indemnity shall include payment from the Trust of the reasonable costs and expenses incurred by such indemnified party in investigating or defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust’s assets. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the interests of the shareholders and, in such event, the reasonable legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on information provided by the Administrator from the records of the Trust for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Principals and Key Personnel of the Sponsor

The following principals and key employees serve in the below capacities on behalf of the Sponsor:

Name and Age	Position(s) Held with Sponsor	Length of Time Served	Principal Occupation(s) During Past Five Years

Daniel H. Gallancy, 37	Chief Executive Officer	Since February 2016	CEO, SolidX Partners Inc., 2014 – Present; Investment Professional, BeaconLight Capital, 2009 – 2013;

Dimitri Nemirovsky, 42	President	Since February 2016	Executive Director, SolidX Partners Inc., 2014 – Present; Partner, Reyhani Nemirovsky LLP, 2012 – Present; Counsel, Bingham McCutchen LLP, 2003 – 2012

Ivan Brightly, 41	Chief Operating Officer	Since February 2016	Chief Operating Officer, SolidX Partners Inc., 2014 – Present; Consultant, Brightwave Inc., 2012 – 2014; Chief Information Officer, FXCM, 2003 – 2012

Bryan Reyhani, 41	Chief Commercial Officer	Since February 2016	Executive Director, SolidX Partners Inc., 2014 – Present; Partner, Reyhani Nemirovsky LLP, 2012 – Present; Partner, Loeb & Loeb LLP, 2003 – 2012

The Sponsor is a wholly-owned subsidiary of SolidX Partners Inc., a financial technology company founded in 2014 that develops blockchain products and services with a focus on software applications and capital markets.

Daniel is the CEO and co-founder of SolidX Partners Inc. Prior to founding SolidX Partners Inc., Daniel worked as an investment management professional at Alson Capital Partners from 2006 through 2009, and BeaconLight Capital from 2009 through 2013.

Dimitri is a co-founder of SolidX Partners Inc. Prior to founding SolidX Partners Inc., Dimitri spent 14 years as a lawyer in the financial services industry representing financial services firms in connection with regulatory investigations and enforcement proceedings brought by various Federal and state regulators. Dimitri began his career at Merrill Lynch.

Ivan is a co-founder of SolidX Partners Inc. He has 15 years of experience in the financial services industry, including most recently as Chief Information Officer for Forex Capital Markets where he implemented IT strategies that enabled the company to grow customer accounts, integrate acquisitions and expand locations worldwide.

Bryan is a co-founder of SolidX Partners Inc. Prior to founding SolidX Partners Inc., Bryan spent 15 years as a lawyer in the financial services industry representing financial services firms in connection with regulatory investigations and enforcement proceedings brought by various Federal and state regulators. Bryan began his career at Merrill Lynch.

The Sponsor’s Management Fee

The Sponsor’s Management Fee accrues daily and is paid monthly in arrears at an annualized rate equal to [●]% of the net asset value of the Trust. The Trust may pay the Sponsor’s Management Fee in either bitcoin or cash.

Successor Sponsors

The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in “Description of the Trust—Termination of the Trust” above.

THE TRUSTEE

[●], serves as the Trustee. The Trustee has a trust office at [●]. The Trustee is subject to supervision by the New York State Financial Services Department and the Board of Governors of the Federal Reserve System. A copy of the Trust Agreement is available for inspection at the Trustee’s trust office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of at least $150 million.

Qualifications of the Trustee

The Trust Agreement provides that the Trustee and any successor trustee must be: (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states and authorized under such laws to exercise corporate trust powers; (2) a participant in DTC or such other securities depository as shall then be acting with respect to the Shares; and (3) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under Section 408(m)(3)(B) of the Code to apply, a banking institution as defined in Code Section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $150 million.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee—Limitation on Trustee’s Liability” and “The Trustee—Trustee’s Liability for Custodial Services, Agents and bitcoin Counterparties and Exchanges.”

Limitation on Trustee’s Liability

The Trust Agreement provides that the Trustee will not assume any obligation nor shall be subject to any liability to any registered or beneficial owner of Shares, Authorized Participant or other person (including liability with respect to the worth of the Trust property), except that the Trustee agrees to perform its obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (1) from the Sponsor, a Custodian or any entity acting on behalf of either which the Trustee believes is given pursuant to or is authorized by the Trust Agreement or a Custody Agreement, respectively; and (2) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. The Trustee or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Trustee is prevented, forbidden, subject to civil or criminal penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control.

The Trustee will not be liable by reason of any non-performance or delay in the performance of any action which may be performed under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Trustee’s Liability for Custodial Services, Agents and bitcoin Counterparties and Exchanges

The Trust Agreement provides that the Trustee will not be answerable for the default of the Custodian, or any other custodians, including the Sponsor in its capacity as custodian of the Trust’s bitcoin, employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee may also employ agents, attorneys, accountants, auditors and other professionals (which may include affiliates of the Trustee or of the Sponsor) and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by custodians, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under a custody agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trustee, will be expenses of the Sponsor or the Trust without reduction on the compensation due the Trustee for its services as such. In no event shall the Trustee be liable for (i) any loss or damage resulting from the actions or omissions of, or the insolvency of, any custodian or loss or damage to the bitcoin or cash while in the possession of, or in transit to or from, any custodian and (ii) the amount, validity or adequacy of insurance maintained by any custodian.

The Trustee is not responsible for the selection of the bitcoin counterparty or exchange or the terms of any agreement pursuant to which such counterparty or exchange is engaged. The Trustee has no duty to monitor the actions of any bitcoin exchange or bitcoin counterparty nor any responsibility for the terms or execution of any agreement related to exchange or over-the-counter transactions between the Sponsor and any bitcoin counterparty. The Trustee has no liability for (1) any loss or damage resulting (A) from the actions or omissions of, or the insolvency of, any bitcoin counterparty or exchange, or (B) to bitcoin while in the possession of, or in transit to or from, any bitcoin counterparty or exchange or (2) the amount, validity or adequacy of insurance maintained by any bitcoin counterparty or exchange.

Taxes

Under the Trust Agreement, the Trustee will not be personally liable for any taxes or other governmental charges imposed on bitcoin or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or on it as Trustee or on or in respect of the Trust or the Shares that it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction. For all such taxes and charges and for any expenses, including reasonable counsel’s fees, that the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets, and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trust Agreement provides that the Trustee, its directors, officers, employees, shareholders, agents and affiliates (as defined under the Securities Act) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including, the Custody Agreement and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements), any act or omission of a bitcoin counterparty or exchange or otherwise by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement, effecting any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in investigating or defending itself against any such loss, liability or expenses or related claim. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for Actions Taken to Protect the Trust

Under the Trust Agreement, the Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs and expenses resulting from actions taken to protect the Trust and the rights and interests of shareholders under the Trust Agreement are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of shareholders pursuant to the terms of the Trust Agreement.

Protection for Amounts Due to Trustee

The Trustee is entitled to receive from the Sponsor fees for its ordinary services and reimbursement for its out-of-pocket expenses in accordance with a written agreement between the Sponsor and the Trustee. Should the Sponsor fail to pay such fees and expenses, the Trustee is authorized to charge such fees and expenses to the Trust, in an amount not exceeding the amount that could be charged to the Trust in respect of the Sponsor’s Management Fee (and the Trustee may charge such fees and expenses to the Trust to such extent without regard to whether, because of the Sponsor’s default, fee waiver or other reason, the Sponsor may not then be entitled to such fee), and any subsequent amounts paid to the Sponsor pursuant to the Trust

Agreement shall be net of amounts so withheld. The Trustee’s right of reimbursement shall be secured by a lien on amounts chargeable to the Trust for the Sponsor’s Management Fee without giving effect to any fee waiver then in effect, prior to the interest of the Sponsor, the shareholders and any other person.

The Trustee is entitled to charge, and to be reimbursed by, the Trust for all expenses and disbursements incurred by it in the performance of its duties under the Trust Agreement, including the reasonable fees and disbursements of its legal counsel and expenses identified in the Custody Agreement as payable by the Trustee, other than: (1) amounts payable by the Sponsor to the Trustee as described in the preceding paragraph; (2) expenses and disbursements incurred by the Trustee prior to the commencement of the trading of Shares on the NYSE Arca; and (3) fees of agents for performing services the Trustee is required to perform under the Trust Agreement. The Trustee’s right of reimbursement for expenses and disbursements under this paragraph shall constitute a lien on, and the amount thereof shall be deductible against, the assets of the Trust.

Any pecuniary cost, expense or disbursement of the Trustee resulting from actions taken to protect the Trust and the rights and interests of shareholders pursuant to the Trust Agreement, including the Trustee’s appearance in, prosecution of or defense of any action that it considers necessary or desirable to protect the Trust or the interests of the shareholders, shall be deductible from, and constitute a lien on, the assets of the Trust.

Resignation, Discharge or Removal of Trustee; Successor Trustees

Under the Trust Agreement, the Trustee may at any time resign as trustee by written notice of its election to do so and delivery of such notice to the Sponsor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the fifth anniversary of the date of the Trust Agreement by written notice delivered to the Trustee no more than 120 and at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee no more than 120 and at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee: (1) ceases to be a Qualified Bank (as defined below); (2) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or shareholders acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default; or (3) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment. Under such circumstances, the Sponsor, acting on behalf of the shareholders, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that: (1) is a DTC Participant or a participant in such other depository as is then acting with respect to the Shares; (2) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (3) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150 million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor trustee.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the shareholders, shall use its reasonable efforts to appoint a successor trustee, which shall be a Qualified Bank. Every successor trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the shareholders, an instrument in writing accepting its appointment under the Trust Agreement, and thereupon such successor trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the registered owners of Shares, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Trust Agreement, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the registered owners of all outstanding Shares. The Sponsor or any such successor trustee shall promptly give notice of the appointment of such successor trustee to the shareholders.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

THE ADMINISTRATOR

The Bank of New York Mellon serves as the Administrator. The Administrator’s office is located at 2 Hanson Place, Brooklyn, New York 11217. Information regarding creation and redemption Basket composition, net asset value of the Trust, transaction fees for the creation and redemption of Baskets and the names of the parties that have executed an Authorized Participant Agreement may be obtained from the Administrator.

The Administrator’s Role

The Administrator is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Administrator’s principal responsibilities include: (1) valuing the Trust’s bitcoin and calculating the net asset value per share of the Trust; (2) supplying pricing information to the Sponsor for the Trust’s website; (3) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; (4) coordinating the processing of orders from Authorized Participants with the Custodian and DTC; and (5) receiving and reviewing reports on the custody of and transactions in cash from the Custodian and taking such other actions in connection with the custody of cash as the Sponsor instructs. The Administrator shall, with respect to directing the Custodian, act in accordance with the instructions of the Sponsor.

The Administrator intends to regularly communicate with the Sponsor in connection with the administration of the Trust. The Administrator, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Administrator will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust. The Administrator’s monthly fees and out-of-pocket expenses will be paid by the Sponsor. Affiliates of the Administrator may from time to time act as Authorized Participants or purchase or sell bitcoin or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator will keep proper books of registration and transfer of Shares at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Administrator’s satisfaction that such person is a shareholder at all reasonable times during the usual business hours of the Trustee. The Administrator will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any shareholder.

THE CUSTODIAN

The Bank of New York Mellon, a banking corporation organized under New York State law with trust powers, serves as the Custodian. The Custodian has a trust office at 2 Hanson Place, Brooklyn, New York 11217. The Custodian is subject to supervision by the New York State Financial Services Department and the Board of Governors of the Federal Reserve System.

The Custodian is responsible for holding the Trust’s cash as well as receiving cash on behalf of the Trust in connection with creations of Baskets.

The Custodian’s fees and expenses are to be paid by the Sponsor. The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell bitcoin or Shares for their own account, as an agent for their customers and for accounts over which they exercise investment discretion. The Trustee, on behalf of the Trust, has entered into the Custody Agreement with the Custodian, under which the Custodian maintains the Trust Account.

CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve all conflicts of interest and, as a result, the Sponsor could resolve a potential conflict in a manner that is not in the best interest of the Trust or the shareholders. Consequently, shareholders may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that all of these conflicts will not, in fact, result in adverse consequences to the Trust, the NAV of the Shares and ultimately the market price of the Shares.

Prospective shareholders should be aware that the Sponsor presently intends to assert that shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to shareholders.

The Sponsor

The Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.

Proprietary Trading

Principals, members and employees of the Sponsor and its affiliates (collectively, “Affiliated Parties”) may engage in long or short transactions in bitcoin in their personal accounts, and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace. Records of trading by Affiliated Parties will not be available for inspection by shareholders. Because Affiliated Parties may trade bitcoin for their own accounts at the same time as the Trust, prospective shareholders should be aware that such persons may take positions in bitcoin which are opposite, or ahead of, the positions taken for the Trust. Additionally, Affiliated Parties may enter into bitcoin hedging transactions with Authorized Participants and market makers in connection with the creation and redemption of Baskets. Affiliated Parties will not engage in the Basket creation and redemption process, or act as counterparties to the Trust in OTC bitcoin transactions.

There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the XBX and/or the Trust.

TradeBlock Acting in Other Capacities

TradeBlock may from time-to-time act in multiple capacities with regard to the XBX or bitcoin. Potential conflicts of interest may exist between TradeBlock and any users of the XBX and/or parties exposed to bitcoin or the Shares.

Obtaining of Non-Public Information with Respect to the XBX

The Sponsor, TradeBlock and NYSE Arca and/or their respective affiliates may acquire non-public information with respect to bitcoin, and none of them undertakes to disclose any such information to any user of the XBX. In addition, one or more of such parties may publish research reports with respect to bitcoin. Such activities could present conflicts of interest and may affect the XBX market price and thus the value of the Trust.

U.S. FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below) and certain U.S. federal tax consequences that may apply to the purchase, ownership and disposition of Shares by a Non-U.S. Shareholder (as defined below). The following discussion represents, insofar as it describes conclusions regarding U.S. federal tax law and subject to the limitations and qualifications described therein, the opinion of Dechert LLP, special U.S. federal income tax counsel to the Sponsor. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively.

The tax treatment of shareholders may vary depending on their own particular circumstances. Certain shareholders – including banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders, persons holding Shares as a position in a “hedging,” “straddle,” “conversion” or “constructive sale” transaction (as those terms are defined in the authorities mentioned above), entities treated as partnerships for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, and other shareholders with special circumstances – may be subject to special rules not discussed below. In addition, the following discussion applies only to shareholders who will hold Shares as “capital assets” as defined in section 1221 of the Code.

The discussion below does not address the effect of any state, local or foreign tax law on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a shareholder that is:

•	An individual who is treated as a citizen or resident of the United States for U.S. federal tax purposes;

•	A corporation (or entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•	An estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A shareholder that is not a U.S. Shareholder as so defined is referred to below as a “Non-U.S. Shareholder.” For U.S. federal tax purposes, the treatment of any beneficial owner of an interest in a partnership (including any entity classified as such for U.S. federal tax purposes) will generally depend on the partner’s status and the partnership’s activities. Partnerships and partners should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal tax purposes. In the opinion of Dechert LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be treated as a “grantor trust” for those purposes (and the following discussion assumes that treatment). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to its shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (the “IRS”) on that basis. The opinion of Dechert LLP represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with counsel’s conclusions, and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification or treatment of the Trust for U.S. federal tax purposes. If the IRS were to assert successfully that the Trust is not a “grantor trust,” the Trust would generally be classified as a partnership for those purposes, which may affect timing and other tax consequences to its shareholders.

Taxation of U.S. Shareholders

An owner of Shares will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the Trust’s assets and directly received that share of any Trust income and incurred that share of the Trust’s expenses. In the case of a shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. [In the case of an shareholder that acquires its Shares as part of the creation of a Basket, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the shareholder, and the shareholder’s tax basis and holding period for that share of the Trust’s bitcoin will be the same as its tax basis in and holding period for the bitcoin delivered in exchange therefor.] For purposes of this discussion, and unless stated otherwise, it is assumed that all of an shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis in and holding period for the underlying bitcoin represented by such Shares.

On March 25, 2014, the IRS released guidance on the treatment of convertible virtual currencies (such as bitcoin) for US federal income tax purposes. The guidance classified bitcoin as “property” that is not currency for US federal income tax purposes and clarified that bitcoin could be held as capital assets. If the Trust sells bitcoin, for example to generate cash in connection with the redemption of an Authorized Participant or to pay fees or expenses, a shareholder will recognize gain or loss in an amount equal to the difference between: (1) the shareholder’s pro rata share of the amount the Trust realizes on the sale and (2) the shareholder’s tax basis in its pro rata share of the bitcoin that was sold. An shareholder’s tax basis in its share of any bitcoin sold (or exchanged) by the Trust generally will be determined by multiplying the shareholder’s total basis in its share of all the bitcoin held in the Trust immediately prior to the sale or exchange by a fraction, the numerator of which is the amount of bitcoin sold and the denominator of which is the total amount of the bitcoin so held. After any such sale or exchange, a shareholder’s tax basis in its pro rata share of the bitcoin remaining in the Trust will be equal to its tax basis in its share of the total amount of the bitcoin held in the Trust immediately prior to the sale less the portion of that basis allocable to its share of the bitcoin that was sold.

On the sale of some or all of its Shares, a shareholder will be treated as having sold the part of its pro rata share of the bitcoin held in the Trust at that time that is attributable to the Shares sold. Accordingly, the shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between: (1) the amount realized pursuant to the sale of the Shares and (2) the shareholder’s tax basis in that attributable part, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by the investor on account of the Trust selling bitcoin) will generally be long-term or short-term capital gain or loss, depending upon whether the shareholder has a holding period in its pro rata share of bitcoin that was sold of longer than one year.

If a shareholder submits some or all of its Shares to the Trust for redemption in order to take delivery of the underlying bitcoin represented by the redeemed Shares, the exchange will generally not be a taxable event for the shareholder (except as noted below with respect to any cash proceeds). A shareholder’s tax basis in the bitcoin received on a redemption generally will be the same as the shareholder’s tax basis in the portion of its pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the redeemed Shares. A shareholder’s holding period with respect to the bitcoin received on a redemption should include the period during which the shareholder held the redeemed Shares. A subsequent sale of the bitcoin received by the shareholder will be a taxable event.

If a shareholder is entitled to cash proceeds on the redemption of some or all of its Shares, the shareholder will be treated as having sold the portion of its pro rata share of the bitcoin held in the Trust equal in value to the cash proceeds. All shareholders (even those that are not redeeming Shares) will be required to recognize their allocable share of gain or loss upon a sale of bitcoin by the Trust, even though some or all of the sale proceeds are used to fund a redemption payment.

After any sale or redemption of less than all of a shareholder’s Shares, the shareholder’s tax basis in its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will equal (1) its tax basis in its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption less (2) the portion of such basis that is taken into account in determining the amount of gain or loss the shareholder recognizes on the sale or, in the case of a redemption, is treated as the basis in the bitcoin received by the shareholder in the redemption.

3.8% Medicare Tax

An additional 3.8% Medicare tax is imposed on certain net investment income (including net gains from the sale of property) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. shareholders should consult their own tax advisers regarding the effect, if any, this provision may have on their investment in Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a shareholder in purchasing Shares will be included in the shareholder’s tax basis in the Trust’s underlying assets. Similarly, any brokerage fee incurred by a shareholder in selling Shares will reduce the amount the shareholder realizes with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss on a sale of bitcoin by the Trust (as discussed above), even though some or all of the sale proceeds are used to fund a redemption payment or to pay Trust expenses. A shareholder may deduct its respective pro rata share of each expense incurred by the Trust to the same extent as if it directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of the individual’s adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable Code provisions.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the consequences of a purchase of Shares.

Income Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized on the sale or other disposition of Shares, or on the sale of bitcoin by the Trust, unless: (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition and the gain is treated as being from U.S. sources or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met.

Estate and Gift Tax Considerations for Non-U.S. Shareholders

Non-Resident shareholders are urged to consult their tax advisers regarding the possible application of U.S. estate, gift and generation-skipping transfer taxes in their particular circumstances.

U.S. Information Reporting and Backup Withholding

The Administrator will make information available which will enable brokers and custodians through which shareholders hold Shares to prepare and file certain information returns with the IRS, and provide certain tax-related information to shareholders, in connection with the Trust. To the extent required by applicable IRS regulations, each shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gain, and loss (if any). A U.S. Shareholder may be subject to U.S. backup withholding, at the rate of 28%, in certain circumstances unless it provides its taxpayer identification number to its broker and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a shareholder’s U.S. federal income tax liability and may entitle such a shareholder to a refund, provided that the required information is furnished to the IRS.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act, and the Shares will be timely registered under the Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Trust will be freely tradable on NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, NYSE Arca, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PERFORMANCE, FINANCIALS AND OTHER INFORMATION

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the NYSE Arca and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

LEGAL PROCEEDINGS

The Trust is aware of no existing or pending legal proceedings against it, nor is it involved as a plaintiff in any proceeding or pending litigation.

LEGAL MATTERS

Dechert LLP has advised the Sponsor in connection with the Shares being offered hereby. Dechert LLP also advised the Sponsor with respect to its responsibilities as Sponsor of the Trust and with respect to matters relating to the Trust. Dechert LLP has prepared the sections “U.S. Federal Income Tax Consequences” with respect to U.S. federal income tax matters and “Purchases By Employee Benefit Plans” with respect to ERISA. Dechert LLP has not represented, nor will it represent the Trust or the shareholders in matters relating to the Trust and no other counsel has been engaged to act on their behalf. Certain opinions of counsel will be filed with the SEC as exhibits to the registration statement of which this Prospectus is a part.

EXPERTS

The financial statements incorporated in this Prospectus have been audited by [●], an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is a part of a registration statement on Form S-1 filed by the Sponsor with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Trust and about the securities offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Privacy Policy of the Sponsor

The Sponsor collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Sponsor and others. The Sponsor does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Sponsor may disclose non-public personal information about you to the funds in which you invest. The Sponsor may disclose non-public personal information about you to non-affiliated companies that work with the Sponsor to service your account(s), or to provide services or process transactions that you have requested. The Sponsor may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you are a former shareholder, the Sponsor will adhere to the privacy policies and practices as described in this notice. The Sponsor restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Sponsor maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

Report of Independent Registered Public Accounting Firm

[To be provided by amendment]

F-1

Statement of Financial Condition

[To be provided by amendment]

F-2

SOLIDX BITCOIN TRUST

[             ],000 SolidX Bitcoin Shares

PROSPECTUS

[●], 2016

Until [                ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC Registration fee	$100.70
FINRA filing fee	[●]	*
NYSE Arca Listing fee	[●]	*
Printing and engraving	[●]	*
Legal fees and expenses	[●]	*
Accounting fees and expenses	[●]	*
Transfer agent and registrar fees	[●]	*
Miscellaneous	[●]	*

Total	$100.70

*	To be provided by amendment.

Item 14.	Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, agents and affiliates (as such term is defined under the Securities Act of 1933, as amended) (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall also include payment from the Trust of the reasonable costs and expenses incurred by such Sponsor Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

(4)(i)	Form of Depositary Trust Agreement*

(4)(ii)	Form of Certificate of Shares of the Trust (included in Exhibit A to the Depositary Trust Agreement)*

(4)(iii)	Form of Authorized Participant Agreement*

(5)	Opinion of Dechert LLP as to legality*

(8)	Opinion of Dechert LLP as to tax matters*

(10)(i)	Form of Marketing Agreement*

(10)(ii)	Form of Custody Agreement*

(23)(i)	Consent of Independent Registered Public Accounting Firm*

(23)(ii)	Consent of Dechert LLP (included in Exhibit 5)*

(23)(iii)	Consent of Dechert LLP (included in Exhibit 8)*

(24)	Powers of Attorney (included on the signature page of this registration statement as filed with the Securities and Exchange Commission on August 18, 2016)

*	To be filed by amendment.

(b)	Financial Statement Schedules

Not applicable.

Item 17.	Undertakings

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (§230.430B of this chapter):

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of August, 2016.

SOLIDX MANAGEMENT LLC
Sponsor of the SolidX Bitcoin Trust

By:	/s/ Daniel H. Gallancy
Name:	Daniel H. Gallancy
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes Daniel H. Gallancy and Dimitri Nemirovsky, and each of them singly, his or her true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Daniel H. Gallancy Daniel H. Gallancy	Chief Executive Officer (Principal Executive Officer)	August 18, 2016

/s/ Dimitri Nemirovsky Dimitri Nemirovsky	President (Principal Financial and Principal Accounting Officer)	August 18, 2016

*	The Registrant will be a trust and the persons are signing in their capacities as officers of SolidX Management LLC, the Sponsor of the Registrant.

EXHIBIT INDEX

Exhibit Number	Description

(4)(i)	Form of Depositary Trust Agreement*

(4)(ii)	Form of Certificate of Shares of the Trust (included in Exhibit A to the Depositary Trust Agreement)*

(4)(iii)	Form of Authorized Participant Agreement*

(5)	Opinion of Dechert LLP as to legality*

(8)	Opinion of Dechert LLP as to tax matters*

(10)(i)	Form of Marketing Agreement*

(10)(ii)	Form of Custody Agreement*

(23)(i)	Consent of Independent Registered Public Accounting Firm*

(23)(ii)	Consent of Dechert LLP (included in Exhibit 5)*

(23)(iii)	Consent of Dechert LLP (included in Exhibit 8)*

(24)	Powers of Attorney (included on the signature page of this registration statement as filed with the Securities and Exchange Commission on August 18, 2016)

*	To be filed by amendment